MASTER LEASE AGREEMENT

(Master Lease #7 –MG Facilities – Fannie Lease #2 (PNC))

BETWEEN

CERTAIN LANDLORD ENTITIES IDENTIFIED HEREIN

AND

EMERITUS CORPORATION

September 1, 2013

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SECTION    PAGE

4.1	Escrows		22

ARTICLE 5: INDEMNITY			22
5.1	Tenant’s Indemnification		22
	5.1.1	Notice of Claim	23
	5.1.2	Survival of Covenants	23
	5.1.3	Reimbursement of Expenses	23
5.2	Environmental Indemnity; Audits		23
5.3	Limitation of Landlord’s Liability		24

ARTICLE 6: USE AND ACCEPTANCE OF PREMISES			24
6.1	Use of Leased Property		24
6.2	Acceptance of Leased Property		24
6.3	Conditions of Use and Occupancy		25

ARTICLE 7: MAINTENANCE AND MECHANICS’ LIENS			25
7.1	Maintenance		25
7.2	Required Alterations		26
7.3	Mechanic’s Liens		26
7.4	Replacements of Fixtures and Landlord’s Personal Property		26

ARTICLE 8: DEFAULTS AND REMEDIES			27
8.1	Events of Default		27
8.2	Remedies		29
8.3	Right of Set‑Off		32
8.4	Performance of Tenant’s Covenants		32
8.5	Late Payment Charge		32
8.6	Default Rent		33
8.7	Attorneys’ Fees		33
8.8	Escrows and Application of Payments		33
8.9	Remedies Cumulative		33
8.1	Waivers		33
8.11	Obligations Under the Bankruptcy Code		34
8.12	California Remedies		34
	8.12.1	Remedies	34
	8.12.2	Damages	35

ARTICLE 9: DAMAGE AND DESTRUCTION			36
9.1	Notice of Casualty		36
9.2	Substantial Destruction		36
9.3	Partial Destruction		37
9.4	Restoration		37

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9.5	Insufficient Proceeds		38
9.6	Not Trust Funds		38
9.7	Landlord’s Inspection		38
9.8	Landlord’s Costs		38
9.9	No Rent Abatement		38

ARTICLE 10: CONDEMNATION			38
10.1	Total Taking		38
10.2	Partial Taking		39
10.3	Condemnation Proceeds Not Trust Funds		39

ARTICLE 11: TENANT’S PROPERTY			40
11.1	Tenant’s Property		40
11.2	Requirements for Tenant’s Property		40

ARTICLE 12: RENEWAL OPTIONS			41
12.1	Renewal Options		41
12.2	Effect of Renewal		41

ARTICLE 13: RESERVED			43

ARTICLE 14: NEGATIVE COVENANTS			43
14.1	No Debt		43
14.2	No Liens		43
14.3	No Guaranties		43
14.4	No Transfer		43
14.5	No Dissolution		43
14.6	Subordination of Payments to Affiliates		44
14.7	Change of Location or Name		44
14.8	Anti-Terrorism Laws		44

ARTICLE 15: AFFIRMATIVE COVENANTS			44
15.1	Perform Obligations		44
15.2	Proceedings to Enjoin or Prevent Construction		45
15.3	Documents and Information		45
	15.3.1	Furnish Documents	45
	15.3.2	Furnish Information	45
	15.3.3	Further Assurances and Information	45
	15.3.4	Material Communications	46
	15.3.5	Requirements for Financial Statements	46
15.4	Compliance With Laws		46
15.5	Broker’s Commission		46

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15.6	Existence and Change in Ownership		47
15.7	Financial Covenants		47
	15.7.1	Definitions	47
	15.7.2	Coverage Ratio	47
15.8	Facility Licensure and Certification		48
	15.8.1	Notice of Inspection	48
	15.8.2	Material Deficiencies	48
15.9	Transfer of License and Facility Operations		48
	15.9.1	Licensure	48
	15.9.2	Facility Operations	48
15.1	Bed Operating Rights		49
15.11	Power of Attorney		49
15.12	Information and Images		49
15.13	Compliance with Anti-Terrorism Laws		50
15.14	Facility Loan Documents		50
15.14.1		Existing Facility Loan Documents	50
15.14.2		Severance of Encumbered Facilities	51
15.14.3		Refinancing of Facility Note	52
15.14.4		Escrow Payments During the Term	52

ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS			52
16.1	Prohibition on Alterations and Improvements		52
16.2	Approval of Alterations		52
16.3	Permitted Alterations		53
16.4	Requirements for Permitted Alterations		53
16.5	Ownership and Removal of Permitted Alterations		54
16.6	Minimum Qualified Capital Expenditures		54
16.7	Signs		54

ARTICLE 17: [RESERVED]			55

ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY			55
18.1	Prohibition on Assignment and Subletting		55
18.2	Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement		55
18.3	Agreements with Residents		56
18.4	Sale of Leased Property		56
18.5	Assignment by Landlord		57

ARTICLE 19: HOLDOVER AND SURRENDER			57
19.1	Holding Over		57
19.2	Surrender		57
19.3	Indemnity		57

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SECTION    PAGE

ARTICLE 20: [RESERVED]		58

ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES		58
21.1	Quiet Enjoyment	58
21.2	Subordination	58
21.3	Attornment	58
21.4	Estoppel Certificates	59

ARTICLE 22: CONTINGENT PAYMENTS		59
22.1	Contingent Payments	59
22.2	Contingent Payments for Capital Expenditures	60
22.2.1	Conditions	60
22.2.2	No Commitment	60
22.3	Contingent Payments for Project Improvements	60
22.3.1	Conditions	60
22.3.2	Contingent Payments for Certain Facilities	60

ARTICLE 23: SECURITY INTEREST		60
23.1	Collateral	60
23.2	Additional Documents	61
23.3	Notice of Sale	61
23.4	Recharacterization	62

ARTICLE 24: MISCELLANEOUS		62
24.1	Notices	62
24.2	Advertisement of Leased Property	62
24.3	Entire Agreement	62
24.4	Severability	62
24.5	Captions and Headings	62
24.6	Governing Law	63
24.7	Memorandum of Lease	63
24.8	Waiver	63
24.9	Binding Effect	63
24.1	No Offer	63
24.11	Modification	63
24.12	Landlord’s Modification	63
24.13	No Merger	64
24.14	Laches	64
24.15	Limitation on Tenant’s Recourse	64
24.16	Construction of Lease	64
24.17	Counterparts	64

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	24.18	Landlord’s Consent	64
	24.19	Custody of Escrow Funds	64
	24.2	Landlord’s Status as a REIT	64
	24.21	Exhibits	64
	24.22	WAIVER OF JURY TRIAL	64
	24.23	CONSENT TO JURISDICTION	65
	24.24	Attorney’s Fees and Expenses	65
	24.25	Survival	66
	24.26	Time	66
	24.27	Subtenant	66

SCHEDULE 1:		INITIAL RENT SCHEDULE
EXHIBIT A:		LEGAL DESCRIPTIONS
EXHIBIT B:		PERMITTED EXCEPTIONS
EXHIBIT C:		FACILITY INFORMATION
EXHIBIT D:		INTERIM OPERATING AGREEMENTS
EXHIBIT E:		DOCUMENTS TO BE DELIVERED
EXHIBIT F:		FINANCIAL CERTIFICATION
EXHIBIT G:		ANNUAL CAPITAL EXPENDITURE CERTIFICATE
EXHIBIT H:		FACILITY LOAN DOCUMENTS
EXHIBIT I:		LANDLORD ENTITIES
EXHIBIT J:		WIRE TRANSFER INSTRUCTIONS
EXHIBIT K:		CONTINGENT PAYMENT REQUEST
EXHIBIT L:		ANNUAL FACILITY CONFIGURATION CERTIFICATE
EXHIBIT M:		TRANSITION EXPENSES
EXHIBIT N:		REVENUE RENT EXAMPLE

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MASTER LEASE AGREEMENT
(Master Lease #7 –Fannie Lease #2 (PNC))

THIS MASTER LEASE AGREEMENT (“Lease”) is made and entered into effective as of September 1, 2013 (the “Effective Date”) by and among those LANDLORD ENTITIES identified on Exhibit I hereto (each a “Landlord” as further defined in §1.4 below), each having its principal office located at 4500 Dorr Street, Toledo, Ohio 43615‑4040, and EMERITUS CORPORATION, a corporation organized under the laws of the State of Washington (“Tenant”), having its chief executive office located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.
R E C I T A L S
A.As of or prior to the Effective Date, Landlord acquired the Leased Property (defined below) and paid the initial Acquisition Payment (defined below) towards the purchase price for the Leased Property.
B.From and after the Effective Date, Landlord desires to lease the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.
NOW, THEREFORE, Landlord and Tenant agree as follows:
ARTICLE 1: LEASED PROPERTY, TERM AND DEFINITIONS
1.1    Leased Property    . Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Property, subject, however, to the Permitted Exceptions and subject to the terms and conditions of this Lease.
1.2    Indivisible Lease.     This Lease constitutes one indivisible lease of the entire Leased Property. The Leased Property constitutes one economic unit and the Base Rent and all other provisions, including, but not limited to, the provisions concerning Contingent Payments, have been negotiated and agreed to based on a lease of all of the Leased Property as a single, composite, inseparable transaction and would have been materially different had separate leases or a divisible lease been intended. Except as expressly provided herein for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this Lease shall apply equally and uniformly to all the Leased Property as one unit and any Event of Default under this Lease is an Event of Default as to the entire Leased Property. The parties intend that the provisions of this Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create a single indivisible lease of all the Leased Property and, in particular but without limitation, that for purposes of any assumption, rejection or assignment of this Lease under the Bankruptcy Code, this is one indivisible and non‑severable lease and executory contract dealing with one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Leased Property covered hereby. The parties agree that the existence of more than one Landlord under this Lease does not affect the indivisible, non‑severable nature

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of this Lease. The parties may amend this Lease from time to time to include one or more additional Facility Properties as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and non‑severable nature of this Lease and all of the foregoing provisions shall continue to apply in full force.
1.3    Term    . The initial term (“Initial Term”) of this Lease commences on the Effective Date and expires at 12:00 Midnight Eastern Time on the day before the 15th anniversary of the Commencement Date (the “Expiration Date”); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, [ii] any addition to the Leased Property pursuant to amendment to this Lease shall not extend the Initial Term but instead such additional property shall be subject to this Lease for the remainder of the then current Initial Term or Renewal Term, as applicable.
1.4    Definitions    . Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as of the time applicable; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Lease as a whole and not to any particular section.
“Acquisition Payment” means any payment by Landlord to acquire Leased Property, including the related transaction closing costs.
“ADA” means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. §12101, et seq.
“Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. An Affiliate of Tenant shall specifically exclude [i] Daniel R. Baty; [ii] Columbia Pacific Management, Inc. and [iii] any Affiliate of any of the entities listed in clauses [i] through [ii].
“Affiliate Facility” means each senior housing facility subject to an Affiliate Lease.
“Affiliate Lease” means Master Lease #4 and each lease first entered into on the Effective Date between Landlord or any Landlord Affiliate and Tenant or any Affiliate (except this Lease), as amended, modified, extended or renewed from time to time.
“Affiliate Tenant” means each tenant under an Affiliate Lease.
“Amendment Commencement Date” means the Amendment Effective Date if such date is the first day of a month, and, if it is not, the first day of the first month following the Amendment Effective Date.

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“Amendment Effective Date” means the Amendment Effective Date set forth in the introductory paragraph of an amendment to this Lease.
“Annual Facility Budget” means Tenant’s projection of the Facility Financial Statement for the next fiscal year (or the 12‑month rolling forward period, if applicable).
“Annual Financial Statements” means [i] for Tenant, an audited balance sheet, statement of income, statement of cash flows and statement of shareholders’ equity for the most recent fiscal year on a consolidated basis; [ii] for each Facility, an unaudited Facility Financial Statement for the most recent fiscal year; and [iii] for each Guarantor, an unaudited balance sheet and statement of income for the most recent fiscal year.
“Annual Rent Increase” means, as of any Rent Adjustment Date, the product of [i] the Base Rent payable as of immediately prior to the Rent Adjustment Date times [ii] the greater of [A] the percentage change in the CPI from the CPI in effect as of the preceding Rent Adjustment Date (or from the Commencement Date in the case of the first Annual Rent Increase) to the CPI in effect on the current Rent Adjustment Date or [B] 4.0% with respect to the first Annual Rent Increase, and 3.25% with respect to each succeeding Annual Rent Increase other than the Annual Rent Increase for the first Lease Year of the Renewal Term, as to which the provisions of Article XII shall control.
“Anti-Terrorism Laws” means any laws or regulations relating to terrorism, money laundering or similar activities, including, without limitation, Executive Order 13224, the U.S. Patriot Act, the laws comprising the Bank Secrecy Act, or the laws administered by OFAC.
“Article 9” means Article 9 of the Uniform Commercial Code as adopted in the State of Ohio.
“Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C., §101 et seq., as amended from time to time.
“Base Rent” has the meaning set forth in §2.1, as increased from time to time pursuant to §2.2.
“Blocked Person” means a person or entity with whom Landlord is restricted by the Anti-Terrorism Laws or reason of inclusion on the OFAC Lists from transacting business of the type contemplated by this Lease.
“Business Day” means any day other than a Saturday, Sunday, or national holiday.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
“Closing” means the closing of the lease of the Leased Property to Tenant.
“Collateral” has the meaning set forth in §23.1.

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“Commencement Date” means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.
“Company” means Tenant.
“Contingent Payment” means any payment by Landlord pursuant to the terms of this Lease excluding Acquisition Payments.
“Contingent Payment Request” means Tenant’s written request for a Contingent Payment for Capital Expenditures on the form attached as Exhibit K.
“CPI” means the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average, All Items (1982‑84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; provided that if compilation of the CPI in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI published by the Bureau of Labor Statistics shall be used. If there is no such similar index, a substitute index which is then generally recognized as being similar to the CPI shall be used, such substitute index to be reasonably selected by Landlord.
“Default Rent” has the meaning set forth in §8.6.
“Denominator Amount” has the meaning set forth in §15.7.1.
“Disbursing Agreement” means any Disbursing Agreement between Landlord and Tenant setting forth the terms and conditions pursuant to which Landlord shall make Contingent Payments to or for the benefit of Tenant for certain Project Improvements and any amendments thereto or substitutions and replacements therefor.
“Effective Date” has the meaning set forth in the first paragraph hereof.
“Encumbered Facility” means each Facility which is subject to a Facility Mortgage, as identified on Exhibit C hereto, if any.
“Environmental Laws” means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.
“Escrow Payments” means all payments required to be made to escrow or reserve accounts required or established pursuant to the Facility Mortgage, including, but not limited to, escrow or reserve accounts for real estate taxes and impositions, mortgage insurance, sinking fund, property insurance and replacement reserves.
“Event of Default” has the meaning set forth in §8.1.

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“Expiration Date” has the meaning set forth in §1.3.
“Facility” means each facility located on a portion of the Land, including the Facility Property associated with such Facility. References in this Lease to “the Facility” shall mean each Facility individually unless expressly stated otherwise.
“Facility Financial Statement” means a financial statement for each Facility which shall include the balance sheet, statement of income, a detailed listing of Qualified Capital Expenditures, the Annual Facility Configuration Statement attached as Exhibit L and census data in sufficient detail to show patient or resident mix in the form of total patient days, including, but not limited to, a breakdown of private pay, Medicare and Medicaid patients. The occupancy census data (including payor mix) and statement of income shall include [i] a comparison of actual and budgeted revenues and expenses for the current period, year-to-date and year-over-year; [ii] a breakdown of patient and other revenues itemized by payor type; and [iii] a breakdown of operating and non-operating expenses, to the extent reasonably available, including an itemization of facility rental expenses, management fees, bad debt expenses, interest expenses, depreciation expenses, amortization expenses and material non-recurring expenses.
“Facility Loan Documents” means, individually and collectively, the Facility Mortgage, the Facility Note and any other documents executed or assumed by Landlord and evidencing or securing the obligations under the Facility Mortgage and/or the Facility Note, if any.
“Facility Mortgage” means, individually and collectively, those certain deeds of trust or mortgages securing the Facility Note that establish a lien on an Encumbered Facility, as further described on Exhibit H attached hereto, if any.
“Facility Name” means the name under which a Facility has done business during the Term. The Facility Name in use by each Facility on the Effective Date is set forth on the attached Exhibit C.
“Facility Note” means, individually and collectively, those certain promissory notes as further described on Exhibit H attached hereto, if any.
“Facility Property” means the portion of the Land on which a Facility is located, the legal description of which is set forth beneath the applicable Facility Name on Exhibit A, the Improvements on such portion of the Land, the Related Rights with respect to such portion of the Land, and Landlord’s Personal Property with respect to such Facility.
“Facility State” means the State in which a respective Facility is located.
“Facility States” means, collectively, the States in which the Leased Property is located.
“Facility Uses” means the uses relating to the operation of a Facility as a facility of the type and operating the number of beds and units set forth on Exhibit C with respect to such Facility.

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“Fair Market Value Rent” has the meaning set forth in §12.3.
        “Fixtures” means all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property (excluding Landlord’s Personal Property), including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air‑cooling and air‑conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built‑in oxygen and vacuum systems, towers and other devices for the transmission of radio, television and other signals, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.
“GAAP” means generally accepted accounting principles consistently applied.
“General Additional Rent” has the meaning set forth in §2.3.
“Government Authorizations” means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of each Facility in accordance with its respective Facility Uses and, if applicable, certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.
“Gross Level of Care Revenues” for any period, means the gross operating revenues of the Facilities for such period specifically designated as being based on a resident’s level of care, determined in accordance with GAAP, which are actually collected during the applicable period.
“Gross Revenues” for any period means the gross operating revenues of the Facilities for such period, including the Gross Level of Care Revenues, determined in accordance with GAAP, which are actually collected during the applicable period.
“Guarantor” means each Subtenant, individually and collectively.
“Guaranty” means the Unconditional and Continuing Lease Guaranty dated as of the Effective Date, executed by Guarantor, as guarantor, in favor of Landlord, to guarantee payment and performance of the Obligor Group Obligations and any amendments thereto or substitutions or replacements therefor.
“Hazardous Materials” means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law,

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including, without limitation, any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “regulated substance”, “solid waste”, or “pollutant” as defined in any Environmental Law.
“HCN” means Health Care REIT, Inc., a corporation organized under the laws of the State of Delaware.
“HIPDB” means the Healthcare Integrity and Protection Data Bank maintained by the Department of Health and Human Services.
“Impositions” has the meaning set forth in §3.2.
“Improvements” means all buildings, structures, Fixtures and other improvements of every kind on any portion of the Land, including, but not limited to, alleys, sidewalks, utility pipes, conduits and lines (on‑site and off‑site), parking areas and roadways appurtenant to such buildings and structures, now or hereafter situated upon any portion of the Land.
“Initial Term” has the meaning set forth in §1.3.
“Interim Operating Agreements” means, with respect to any Facility, individually and collectively, that Interim Sublease by and between Tenant, as sublandord, and Prior Operator, as subtenant, and that Interim Management Agreement by and between Prior Operator, as licensee, and Tenant, as manager, both to be dated as of the Effective Date with respect to the Facilities listed on Exhibit D hereto and which, by their terms, will automatically terminate upon the issuance to Tenant by the Governmental Entity also set forth on Exhibit D hereto of a license to operate the applicable Facility.
“Investment Amount” is an aggregate concept and means the sum of all Landlord Payments outstanding at the applicable time. As of the Effective Date, the Investment Amount is as indicated on the Rent Schedule attached as Schedule 1 hereto.
“Land” means the real property described in Exhibit A attached hereto.
“Landlord” means each Entity listed on Exhibit I hereto, individually and collectively. If a Landlord is no longer a fee owner of the Land, then, from and after that date, that entity will no longer be a Landlord under the terms hereof and its successor (whether by assignment or by operation of law) will be a Landlord under the terms hereof without the need for any amendment to this document.
“Landlord Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

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“Landlord Payment” means any Acquisition Payment or Contingent Payment.
“Landlord’s Personal Property” means all Personal Property owned by Landlord on the Effective Date and located at the Facility, including, without limitation, all personal property listed on any bills of sale delivered to Landlord in connection with the Facility, together with any and all replacements thereof, and all Personal Property that pursuant to the terms of this Lease becomes the property of Landlord during the Term.
“Lease” means this Master Lease Agreement, as further amended and/or restated from time to time.
“Lease Documents” means this Lease and all documents executed by Landlord and Tenant relating to this Lease or the Facility.
“Lease Payments” means the sum of the Base Rent payments (as increased from time to time) for the applicable period.
“Lease Year” generally means each consecutive period of approximately 365 or 366 days throughout the Term. The current Lease Year commences on the Effective Date and expires on the day before the first anniversary of the Commencement Date.
“Leased Property” means all of the Land, Improvements, Related Rights and Landlord’s Personal Property.
“Legal Requirements” means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third‑party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant for the Facility Uses, including, but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as each Facility in accordance with its respective Facility Uses; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third‑party payor insurance programs (if applicable).
“Lender” means each holder of a Facility Note, individually and collectively.
“Master Lease #4” means that First Amended and Restated Master Lease Agreement (Master Lease #4—MG Facilities-Unencumbered) dated of even date herewith by and between certain affiliates of Landlord, as landlord, and Tenant.
“Material Obligation” means [i] any indebtedness with respect to any critical care equipment and for all other equipment any indebtedness in excess of $250,000.00 at the Facility secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any

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obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant’s business or financial condition and where a breach thereunder, if not cured within any applicable cure period, would have a material adverse affect on the financial condition of Tenant or the results of operations at the Facility; [iii] any unsecured indebtedness or lease of Tenant or Subtenant that has an outstanding principal balance or obligation of at least $1,000,000.00 and any agreement relating thereto; and [iv] any indebtedness or lease of Subtenant or of any other party that has been guaranteed by Subtenant, other than this Lease, that has an outstanding principal balance or obligation of at least $250,000.00.
        “Obligor Group Obligations” means all payment and performance obligations of Tenant and Subtenant to Landlord or any Landlord Affiliate relating to the Leased Property, including, but not limited to, all obligations under this Lease, any loans extended to Tenant or Subtenant by Landlord or any Landlord Affiliate relating to the Leased Property, and all documents executed by Tenant or Subtenant in favor of Landlord or any Landlord Affiliate in connection with this Lease, any loan or any other obligation. Notwithstanding the foregoing, if no Facilities subject to this Lease are Encumbered Facilities, then, the foregoing definition shall be deemed replaced by the following: “Obligor Group Obligations” means all payment and performance obligations of Tenant and Subtenant to Landlord or any Landlord Affiliate, including, but not limited to, all obligations under this Lease, any loans extended to Tenant or Subtenant by Landlord or any Landlord Affiliate, and all documents executed by Tenant or Subtenant in favor of Landlord or any Landlord Affiliate in connection with this Lease, any loan or any other obligation.
“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.
“OFAC Lists” means lists of known or suspected terrorists or terrorist organizations published by OFAC.
“Organization State” means the State in which an entity is organized.
“Organizational Documents” means [i] for a corporation, its Articles of Incorporation certified by the Secretary of State of the Organization State, as amended to date, and its Bylaws certified by such entity, as amended to date; [ii] for a partnership, its Partnership Agreement certified by such entity, as amended to date, and the Partnership Certificate, certified by the appropriate authority (if applicable), as amended to date; and [iii] for a limited liability company, its Articles of Organization certified by the Secretary of State of the Organization State, as amended to date, and its Operating Agreement certified by such entity, as amended to date.
“Payment Date” means the date on which Landlord makes a Landlord Payment.
“Periodic Financial Statements” means [i] for Tenant and Subtenant, an unaudited balance sheet, statement of income and statement of cash flows for the most recent quarter; [ii] for the Facility, an unaudited Facility Financial Statement for the most recent month; and [iii] for each Guarantor, an unaudited balance sheet and Statement of Income of Guarantor for the most recent quarter. The statement of income shall include [a] a comparison of actual and budgeted revenues and expenses for the current period, year-to-date and year-over-year; [b] a breakdown of patient and other revenues itemized by payor type and [c] a breakdown of operating and non-operating

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expenses to the extent reasonably available, including, but not limited to, an itemization of facility rental expenses, management fees, bad debt expenses, interest expenses, depreciation expenses, amortization expense and material non-recurring expenses.
“Permitted Exceptions” means all easements, liens, encumbrances, restrictions, agreements and other title matters existing as of the Effective Date, including, without limitation, the exceptions to title set forth on Exhibit B attached hereto, and any sublease of any portion of the Leased Property made in complete accordance with Article 18.
“Permitted Liens” means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant or Subtenant in the ordinary course of business for items not delinquent, including mechanic’s liens and deposits and charges under worker’s compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Lease; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor in form and substance as may be satisfactory to Landlord if the original cost of the equipment exceeds $250,000.00 per Facility.
“Personal Property” means all machinery, equipment, furniture, furnishings, movable walls or partitions, computers (and all associated software), trade fixtures and other personal property (but excluding consumable inventory and supplies owned by Tenant) used in connection with the Leased Property, together with all replacements and alterations thereof and additions thereto, except items, if any, included within the definition of Fixtures or Improvements.
“Portfolio Cash Flow” has the meaning set forth in §15.7.1.
“Portfolio Coverage Ratio” has the meaning set forth in §15.7.1.
“Prior Operator” means MG Tenant, LLC, a Delaware limited liability company.
“Project Improvements” means any addition or improvement to or repair or renovation of a Facility for which Contingent Payments are made by Landlord pursuant to §22.3.
“Qualified Capital Expenditures” means the expenditures capitalized on the books of Tenant or Subtenant for any of the following: replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and replacement of siding; roof replacements, including replacements of gutters, downspouts, eaves and soffits; repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior and normal maintenance and repairs needed to maintain the quality and condition of the Facility in the market in which it operates, but excluding Alterations.

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“Receivables” means [i] all of Tenant’s or Subtenant’s rights to receive payment for providing resident care and services at the Facility as set forth in any accounts, contract rights, and instruments, and [ii] those documents, chattel paper, inventory proceeds, provider agreements, participation agreements, ledger sheets, files, records, computer programs, tapes, and agreements relating to Tenant’s or Subtenant’s rights to receive payment for providing resident care services at the Facility.
“Related Rights” means all easements, rights (including bed operating rights) and appurtenances relating to the Land and the Improvements.
“Renewal Date” means the first day of each Renewal Term.
“Renewal Option” has the meaning set forth in §12.1.
“Renewal Term” has the meaning set forth in §12.1.
“Rent” means Base Rent, General Additional Rent and Default Rent.
“Rent Adjustment Date” means each anniversary of the Commencement Date; provided, however, that if any Facility is added to this Lease after the Effective Date, this date will be adjusted by Landlord to take into account the different Commencement Date for each new Facility and provide for one Rent Adjustment Date that is applicable for all Facilities during their respective Terms.
“Rent Schedule” means the schedule issued by Landlord to Tenant showing the estimated Base Rent to be paid by Tenant pursuant to the terms of this Lease, as such schedule is amended from time to time by Landlord. A prototype Rent Schedule, reflecting the Base Rent due and payable for the Initial Term, is be attached hereto as Schedule 1. On the Effective Date, a final Rent Schedule, reflecting the actual Base Rent due and payable for the Initial Term, shall be attached hereto as Schedule 1, subject to the terms hereof and the approval of Tenant, not to be unreasonably withheld or delayed.
“Replacement Operator” has the meaning set forth in §15.9.1.
“Secured Party” has the meaning set forth in §23.1.
“Sublease” means, individually and collectively, the sublease, if any, with respect to a Facility between Tenant and Subtenant, as the same may be amended or modified from time to time with the consent of Landlord. References in this lease to “Sublease” shall mean each sublease individually and shall relate solely to the respective Facility to which such sublease relates unless expressly stated otherwise.
“Subtenant” means the entity, if any, identified on Exhibit C that subleases a Facility from Tenant and is the licensed operator of its respective Facility as shown on Exhibit C, individually and collectively. References in this Lease to “Subtenant” shall mean each Subtenant individually and shall relate solely to such Subtenant’s respective Facility unless expressly stated otherwise.

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“Tenant” has the meaning set forth in the introductory paragraph of this Lease.
“Tenant’s Property” has the meaning set forth in §11.1.
“Term” means the Initial Term and each Renewal Term.
“Term Sheet” means the Term Sheet for Master Lease dated June 4, 2013, as modified or supplemented from time to time by the parties.
“Threshold Revenue Amount” [i] with respect to the third Lease Year, means $180,313,152.00 and, [ii] with respect to each succeeding Lease Year, means the sum of [a] the Threshold Revenue Amount for the preceding Lease Year plus [b] such Threshold Revenue Amount multiplied by the amount specified in clause [ii] of the definition of “Annual Rent Increase”.
1.5    HCN As Agent. With respect to its respective Facility, each Landlord appoints HCN as the agent and lawful attorney‑in‑fact of such Landlord to act for such Landlord for all purposes and actions of Landlord under this Lease and the other Lease Documents. All notices, consents, waivers and all other documents and instruments executed by HCN pursuant to the Lease Documents from time to time and all other actions of HCN as Landlord under the Lease Documents shall be binding upon such Landlord. All Rent payable under this Lease shall be paid to HCN.
ARTICLE 2: RENT
2.1    Base Rent    . Tenant shall pay Landlord base rent (“Base Rent”) in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e., for the period commencing on the Effective Date and ending on the day before the Commencement Date. The estimated Base Rent payable for the Initial Term shall be as shown on the Rent Schedule, subject to adjustment pursuant to §2.2 (if applicable). The Base Rent for each Renewal Term will be determined in accordance with §12.2.
2.2    Base Rent Adjustments.
2.2.1    Annual Increase of Base Rent. Commencing on the first Rent Adjustment Date and on each Rent Adjustment Date thereafter, the annual Base Rent shall increase by the Annual Rent Increase. As of each Rent Adjustment Date (as it may be adjusted as set forth in the definition in §1.4), Landlord shall calculate the actual Annual Rent Increase. The initial Rent Schedule estimates the Base Rent as if the Annual Rent Increase for each Lease Year was calculated utilizing clause [ii][B] of the definition of “Annual Rent Increase”. If the Annual Rent Increase for any Lease Year is actually calculated utilizing clause [ii][A] of such definition, then Landlord shall deliver a revised Rent Schedule to Tenant no later than 30 days after the Rent Adjustment Date. Until the revised Rent Schedule is delivered to Tenant, Tenant shall pay the monthly Base Rent based on the then current Rent Schedule. After the revised Rent Schedule is delivered to Tenant, if the actual monthly Base Rent is more or less than the monthly Base Rent paid pursuant to the preceding

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sentence, the difference shall be added to or deducted from (as applicable) the monthly Base Rent payment made for the following month. Thereafter, Tenant shall make monthly Base Rent payments in accordance with the revised Rent Schedule.
2.2.2    Additional Landlord Payments. If Landlord makes a Landlord Payment after the Effective Date, the Base Rent will be increased effective on the Payment Date based upon the applicable rate of return as set forth in the applicable provision hereof or, if applicable, in the Term Sheet. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Payment Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent that Tenant paid to Landlord for such month and the installment of Base Rent actually due to Landlord for such month as a result of the Landlord Payment. On the first day of the month following receipt of the revised Rent Schedule, Tenant shall pay the monthly installment of Base Rent specified in the revised Rent Schedule.
2.3    Additional Rent    .
2.3.1.    Revenue Rent    . The following provision is provided for informational purposes only. The parties acknowledge and agree that no payments will be made under this Section 2.3.1 and, instead, the Revenue Rent payments provided for in this Section 2.3.1 and in the Affiliate Leases will, in the aggregate, be made under the terms of Master Lease #4, which is one of the Affiliate Leases.
(a) In addition to Base Rent, beginning in the third Lease Year, Tenant shall pay to Landlord on a quarterly basis in arrears an amount (the “Revenue Rent”) equal to:
[i] if the Gross Revenues for such Lease Year are less than the Threshold Revenue Amount, [a] 0.325 times the applicable Gross Revenues minus [b] the Base Rent for such period; or
[ii] if the Gross Revenues for such Lease Year are equal to or greater than the Threshold Revenue Amount, [a][1] Gross Level of Care Revenues less [2] 16.5% of Gross Revenues (however, in no event less than zero) times [3] 0.12 plus [b][1] 116.5% of Gross Revenues less [2] Gross Level of Care Revenues or 16.5% of Gross Revenues, whichever is greater, times [3] 0.325 minus [c] the Base Rent for such period.
For the avoidance of doubt, for purposes of such computation, Base Rent shall include Base Rent payable under Section 2.2 hereof.
(b) For purposes of calculating the Gross Revenues, Gross Level of Care Revenues and Base Rent for the applicable Lease Year at the time of each Revenue Rent payment, the Gross Revenues, Gross Level of Care Revenues and Base Rent for the applicable Lease Year as of the end of the applicable quarter shall be annualized and then, at the end of the Lease Year, the actual Gross Revenues, Gross Level of Care Revenues and Base Rent for the Lease Year shall be compared to the Gross Revenues, Gross Level of Care Revenues and Base Rent used for purposes of the Revenue

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Rent calculation for the preceding three quarters and the final Revenue Rent payment for the Lease Year shall be increased or decreased, as applicable, by any underpayment or overpayment of Revenue Rent in the preceding three quarters. An example of the Rent Revenue computation is attached hereto as Exhibit N.
(c) Revenue Rent will be payable 30 days after the last day of the third, sixth, ninth and twelfth month in each Lease Year commencing with the third Lease Year (e.g., if the third Lease Year commences on September 1, 2015, then the first Revenue Rent payment will be due on December 31, 2015 with respect to the quarterly period from September 1, 2015 through November 30, 2015 and Revenue Rent will be due and payable quarterly thereafter). In no case will the Revenue Rent be a negative amount.
(d) Tenant shall provide Landlord with each payment of Revenue Rent with a reconciliation statement setting forth in reasonable detail the determination of the amount of Revenue Rent due hereunder. The determination of what constitutes Gross Level of Care Revenues shall be made by Tenant on a basis consistent with its nationwide practice. From time to time, upon request, Tenant shall allow Landlord full access to its books and records as reasonably necessary for Landlord to review and assess Tenant’s computation of Revenue Rent. Tenant’s computation of Revenue Rent shall be consistent with GAAP.
2.3.2.    General Additional Rent.     In addition to Base Rent, Tenant shall pay the Escrow Payment to Landlord or Landlord’s designee, and all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease including any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively with the Revenue Rent, the “General Additional Rent”). If any Facility Mortgage requires any Escrow Payments to be paid over to Lender, then, at Landlord’s request, Tenant shall make such payments directly to Lender. If any Escrow Payments are submitted to Landlord but required to be paid over to Lender, Landlord covenants that it shall timely forward each such payment to Lender as required under the Facility Mortgage.
2.4    Place of Payment of Rent    . Tenant shall make all payments of Rent to Landlord by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit J attached hereto, subject to change in accordance with other written instructions provided by Landlord from time to time.
2.5    Net Lease    . This Lease shall be deemed and construed to be an “absolute net lease”, and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction, recoupment or set‑off. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.
2.6    No Termination, Abatement, Etc    . Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set‑off or recoupment against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant

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shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default. Nothing in this §2.6 shall be construed to limit any right which Tenant may have to bring a separate action against Landlord for any claim which Tenant may have or allege to have against Landlord.
ARTICLE 3: IMPOSITIONS AND UTILITIES
3.1    Payment of Impositions    . Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term but, in the case of Impositions that relate to the period prior to the Term, only to the extent that, as of the Commencement Date, Tenant has received a credit from the Prior Operator or from Landlord for any amounts that will be so payable by Tenant), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may, subject to the terms of the Facility Mortgage for so long as any Facility Mortgage remains outstanding, contest any Imposition in accordance with §3.7. Tenant shall deliver to Landlord [i] not more than five days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant’s obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition imposed during the Term as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing and if Tenant shall have paid all Impositions due and payable as of the date of the refund. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing and shall first apply the same to cure such Event of Default and shall thereafter remit or credit any excess to

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Tenant. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in §8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax‑fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant as of the termination date, whether or not such Imposition is imposed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.
3.2    Definition of Impositions    . “Impositions” means, collectively, [i] taxes (including, without limitation, all capital stock and franchise taxes of Landlord imposed by the Facility State or any governmental entity in the Facility State due to this lease transaction or Landlord’s ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the Facility State because of Landlord’s ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant’s operations of the Leased Property, including, without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the Facility State or any governmental entity in the Facility State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant’s designee, including, without limitation, conveyance taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord’s interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property

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or the leasing or use by Tenant of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any capital gains tax or any tax based on net income imposed on Landlord by any governmental entity other than the capital stock and franchise taxes described in clause [i] above.
3.3    Escrow of Impositions    . Except to the extent already deposited as required under the Facility Mortgage, Tenant shall deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year for real estate taxes, which sums shall be used by Landlord toward payment of such Impositions for periods from and after the Commencement Date. In addition, if an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, except to the extent already deposited as required under the Facility Mortgage, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year other than real estate taxes, which sums shall be used by Landlord toward payment of such Impositions for periods from and after the Commencement Date. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes. Notwithstanding the foregoing, if and for so long as Landlord or Tenant is required by any third party lender to conform with the escrow requirements of such third party lender, Landlord shall be deemed to have waived the requirement that Tenant escrow Impositions as set forth in this §3.3 to the extent such escrow would duplicate the third party lender’s escrow requirements. If Impositions are deposited under the Facility Mortgage, Landlord will cooperate with Tenant to have such deposits applied to the Impositions.
3.4    Utilities    . Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including, without limitation, charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs, and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord’s receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Absent circumstances beyond Tenant’s reasonable control, Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant’s failure to maintain sufficient heat in the Improvements absent circumstances beyond Tenant’s reasonable control.
3.5    Discontinuance of Utilities    . Except in the event of the gross negligence or willful misconduct by Landlord with respect to the application of any utility deposits then being held by Landlord pursuant to Section 3.4, Landlord will not be liable for damages to person or

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property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations under this Lease.
3.6    Business Expenses    . Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including, without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.
3.7    Permitted Contests    . Tenant, on its own or on Landlord’s behalf (or in Landlord’s name), but at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant’s counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; [vii] in the case an Imposition, lien, encumbrance or charge involves the payment of real estate or personal property taxes or assessments, Tenant may, upon notice to Landlord, at Tenant’s sole cost and expense, engage an independent third-party real estate consultant that specializes in the reduction of real estate or personal property taxes and assessments to protest, appeal, or institute such legal proceedings, including, but not limited to, informal negotiations with the taxing authority, as Tenant may deem appropriate to effect a reduction of real estate or personal property taxes and assessments; and [viii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as General Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

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ARTICLE 4: INSURANCE
4.1    Property Insurance    . At Tenant’s expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:
(a)Loss or damage commonly covered by a “Special Form” policy insuring against physical loss or damage to the Improvements and Personal Property, including, but not limited to, risk of loss from fire, windstorm and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in §4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord (provided that a $50,000 deductible shall be deemed acceptable). Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for building ordinance or law including demolition costs and increased cost of construction.
(b)If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.
(c)Consequential loss of rents and income coverage insuring against all “Special Form” risk of physical loss or damage with limits and deductible amounts acceptable to Landlord (provided that a $50,000 deductible shall be deemed acceptable) covering risk of loss during the first nine months of reconstruction, and containing an endorsement for extended period of indemnity of at least 90 days, and shall be written with a stipulated amount of coverage if available at a reasonable premium.
(d)If the Leased Property is located, in whole or in part, in a federally designated 100‑year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.
(e)Loss or damage commonly covered by blanket crime insurance, including employee dishonesty, loss of money orders or paper currency, depositor’s forgery, and loss of property of patients accepted by Tenant for safekeeping, in an amount of at least $5,000,000.00.
4.2    Liability Insurance    . At Tenant’s expense, Tenant shall maintain liability insurance against the following:
(a)Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

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(b)Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non‑owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.
(c)Claims for personal injury commonly covered by medical malpractice and professional liability insurance in commercially reasonable amounts acceptable to Landlord.
(d)Claims commonly covered by worker’s compensation insurance for all persons employed by Tenant on the Leased Property. Such worker’s compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.
4.3    Builder’s Risk Insurance    . In connection with any construction, Tenant shall maintain or cause to be maintained in full force and effect a builder’s completed value risk coverage (“Builder’s Risk Coverage”) of insurance in a nonreporting form insuring against all “All Risk” or “Special Form” risk of physical loss or damage to the Improvements, including, but not limited to, risk of loss from fire, windstorm and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder’s Risk Coverage shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder’s Risk Coverage shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder’s Risk Coverage shall include an endorsement permitting initial occupancy.
4.4    Insurance Requirements    . The following provisions shall apply to all insurance coverages required hereunder:
(a)The form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld.
(b)The carriers of all policies shall have a Best’s Rating of “A” or better and a Best’s Financial Category of XII or higher and shall be authorized to do insurance business in the Facility State.
(c)Tenant shall be the “named insured” and Landlord shall be an “additional insured” on each policy.
(d)Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days’ prior written notice to Landlord.
(e)The policies shall contain a severability of interest and/or cross‑liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the

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coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums.
(f)All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.
(g)At least 15 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current Certificate of Compliance (in the form delivered at the time of Closing) completed and signed by Tenant’s insurance agent.
4.5    Replacement Value    . The term “full replacement value” means the actual replacement cost thereof from time to time, including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.
4.6    Blanket Policy    . Notwithstanding anything to the contrary contained in this Article 4, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.
4.7    No Separate Insurance    . Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.
4.8    Waiver of Subrogation    . Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the

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terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.
4.9    Mortgages    . The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof, including, but not limited to the Facility Mortgage, but only if and to the extent required by the terms of such mortgage: [i] Tenant shall obtain a standard form of lender’s loss payable clause insuring the interest of the mortgagee with deductible amounts acceptable to mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be rightfully required by the mortgagee provided that, to the extent the same are not available to Tenant and/or cannot be prepared or secured by Tenant without unreasonable expense or administrative inconvenience, Landlord will negotiate in good faith and with due diligence with the mortgagee as to the enforcement of such requirement.
4.10    Escrows    . After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord’s requirements after receipt of notice thereof from Landlord.
4.11    Self Insurance. Landlord agrees that Tenant shall have the right to provide any or all of the insurance contemplated by this Article 4 through a captive insurance program maintained by Tenant, subject to the review and approval of Landlord, not to be unreasonably withheld or delayed, and Lender (to the extent such Lender has the right to approve such program under the terms of its Facility Loan Documents). Tenant shall provide to Landlord when available from time to time and not less frequently than annually a copy of the annual financial report and any actuarial studies of the Tenant’s captive insurer. Landlord agrees that all such financial information is confidential and agrees not to disclose any such information to any third parties without first obtaining Tenant’s written approval.
ARTICLE 5: INDEMNITY
5.1    Tenant’s Indemnification    . Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord’s and such successor’s and assign’s directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys’ fees, court costs, and the costs set forth in §8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under

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the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for by Tenant or its employees, agents or contractors; and [vii] any obligations, costs or expenses arising under any Permitted Exceptions. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at Landlord’s rate of return as provided in the Term Sheet. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its commercially reasonable efforts to defend such action, suit or proceeding. Nothing in this §5.1 shall be construed as requiring Tenant to indemnify Landlord with respect to Landlord’s own gross negligence or willful misconduct.
5.1.1    Notice of Claim    . Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant’s defense of any such action.
5.1.2    Survival of Covenants    . The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.
5.1.3    Reimbursement of Expenses    . Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out‑of‑pocket expenses related to the Facility and required hereby, or incurred by Landlord in successfully enforcing the provisions of this Lease.
5.2    Environmental Indemnity; Audits    . Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord’s interest in this Lease, and Landlord’s and such successors’ directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants’ and attorneys’ fees) incurred by Landlord or any other indemnitee or assessed against any portion of the Leased Property by virtue of any claim or lien by any governmental or quasi‑governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant’s indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant’s occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this

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Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord reasonably believes that a Facility may violate any Environmental Law, Landlord may require one or more environmental audits of such portion of the Leased Property, in such form, scope and substance as specified by Landlord, at Tenant’s expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including, without limitation, reasonable attorneys’ fees and costs.
5.3    Limitation of Landlord’s Liability    . Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord’s control.
ARTICLE 6: USE AND ACCEPTANCE OF PREMISES
6.1    Use of Leased Property    . Tenant shall use and occupy the Leased Property exclusively for the Facility Uses specified for each Facility and for all lawful and licensed ancillary uses, including the operation of an Alzheimer’s Memory Loss Unit, provided Tenant complies with all applicable Legal Requirements, and for no other purpose without the prior written consent of Landlord. Tenant or Subtenant, as the case may be, shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 Business Days after Tenant’s receipt of each item.
6.2    Acceptance of Leased Property    . Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant’s use; [iii] Landlord will deliver the Leased Property to Tenant in “as‑is” condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

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6.3    Conditions of Use and Occupancy    . Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof. Landlord shall have the right to have an annual inspection of the Leased Property performed and Tenant shall pay an inspection fee of the lesser of $1,500.00 per Facility or Landlord’s reasonable out‑of‑pocket expenses within 30 days after receipt of Landlord’s invoice.
ARTICLE 7: MAINTENANCE AND MECHANICS’ LIENS
7.1    Maintenance    . Tenant shall maintain, repair, and replace the Leased Property, including, without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, HVAC systems, equipment, parking areas, sidewalks, water, sewer and gas connections, pipes and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall at all times maintain, operate and otherwise manage the Leased Property on a basis and in a manner consistent with the standards of reputable competing facilities in the market areas served by the Leased Property. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work or the property to be repaired shall be replaced. Tenant will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any parts thereof for the Facility Uses. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times and on reasonable advance notice, and if Landlord has a reasonable basis to believe that there are maintenance problem areas and gives Tenant written notice thereof setting forth its concerns in reasonable detail, Tenant shall deliver to Landlord a plan of correction within 10 Business Days after receipt of the notice. Tenant shall diligently pursue correction of all problem areas within 60 days after receipt of the notice or such longer period as may be necessary for reasons beyond its reasonable control such as shortage of materials or delays in securing necessary permits, but not caused by lack of diligence by Tenant, and, upon expiration of the 60‑day period, shall deliver evidence of completion to Landlord or an interim report evidencing Tenant’s diligent progress towards completion and, at the end of the next 60‑day period, evidence of satisfactory completion. Upon completion, Landlord shall have the right to re‑inspect the Facility and Tenant shall pay a re‑inspection fee of $750.00 per Facility plus Landlord’s reasonable out‑of‑pocket expenses within 30 days after receipt of Landlord’s invoice. At each inspection of the Leased Property by Landlord, the Facility employee in charge of maintenance shall be available to tour the Facility with Landlord and answer questions.
7.2    Required Alterations    . Tenant shall, at Tenant’s sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural

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alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant’s use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. All such additions, changes, improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of §16.4.
7.3    Mechanic’s Liens    . Tenant shall have no authority to permit or create a lien against Landlord’s interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord’s interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic’s liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant shall remove, bond‑off, or otherwise obtain the release of any mechanic’s lien filed against the Leased Property within 10 days after notice of the filing thereof. Tenant shall pay all expenses in connection therewith, including, without limitation, damages, interest, court costs and reasonable attorneys’ fees.
7.4    Replacements of Fixtures and Landlord’s Personal Property    . Tenant shall not remove Fixtures and Landlord’s Personal Property from the Leased Property except to replace the Fixtures and Landlord’s Personal Property with other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord’s ownership of Landlord’s Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Landlord’s Personal Property by equipment lease or by a security agreement and financing statement if, with respect to any financing of critical care equipment and with respect to any other Personal Property having a value per Facility in excess of $250,000.00, [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including, without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.

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ARTICLE 8: DEFAULTS AND REMEDIES
8.1    Events of Default    . The occurrence of any one or more of the following shall be an event of default (“Event of Default”) hereunder without any advance notice to Tenant unless specified herein:
(a)Tenant fails to pay in full any installment of Base Rent, any Additional Rent or any other monetary obligation payable by Tenant under this Lease within 10 days after such payment is due.
(b)Tenant, Subtenant or Guarantor (where applicable) fails to comply with any covenant set forth in Article 14, §§15.6, 15.7 or 15.8 of this Lease.
(c)Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default it cannot be remedied within 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of §8.1.
(d)Except as otherwise permitted in Article 9 (Damage and Destruction) and Article 10 (Condemnation), Tenant or Subtenant abandons or vacates any Facility Property or any material part thereof, ceases to operate any Facility, ceases to do business at any Facility or any Facility ceases to exist for any reason for any one or more days.
(e)[i] The filing by Tenant or Subtenant of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant, Subtenant or Guarantor; [ii] the failure by Tenant, Subtenant or Guarantor within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Tenant, Subtenant or Guarantor; [iv] any assignment by Tenant, Subtenant or Guarantor for the benefit of its creditors; [v] the entry by Tenant, Subtenant or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Tenant, Subtenant or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Tenant, Subtenant or Guarantor (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).
(f)[i] Any receiver, administrator, custodian or other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered

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or proceedings are instituted against the Leased Property, Tenant or Subtenant which adversely affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant, Subtenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant or Subtenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant, Subtenant or Guarantor from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant or Subtenant located at the Leased Property and is not dismissed, discharged, or bonded‑off within 30 days.
(g)Any representation or warranty made by Tenant, Subtenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant, Subtenant or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.
(h)Tenant, any Subtenant or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate relating to the Leased Property, any Obligor Group Obligation or any agreement with Landlord or any Landlord Affiliate relating to the Leased Property, including, without limitation, any lease with Landlord or any Landlord Affiliate relating to the Leased Property, or the occurrence of a default under any Material Obligation and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. Notwithstanding the foregoing, if no Facilities subject to this Lease are Encumbered Facilities, then, the foregoing sentence shall be deemed replaced by the following: Tenant, any Subtenant or any Affiliate defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, any Obligor Group Obligation or any agreement with Landlord or any Landlord Affiliate, including, without limitation, any lease with Landlord or any Landlord Affiliate, or the occurrence of a default under any Material Obligation and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.
(i)Any guarantor of this Lease dissolves, terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under the Bankruptcy Code or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, which is not cured within any applicable cure period.
(j)[i] The health care license for the Facility or any other material Government Authorization is canceled, suspended, reduced to provisional or temporary, or otherwise invalidated and not reinstated within 60 days thereafter, [ii] health care license revocation or decertification proceedings are commenced against Tenant or Subtenant and not dismissed within 60 days, [iii] any reduction of more than 5% occurs in the number of licensed beds or units at the

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Facility and such original number of beds is not reinstated within 60 days, or [iv] an admissions ban is issued for the Facility and not dismissed within 60 days.
8.2    Remedies    . Upon the occurrence of an Event of Default under this Lease or any Lease Document, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord’s option, without declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind, Landlord may, subject to compliance with applicable health care laws including, but not limited to, applicable licensure laws, exercise any and all rights and remedies provided in this Lease or any Lease Document or otherwise provided under law or in equity, including, without limitation, any one or more of the following remedies:
(a)Landlord may re‑enter and take possession of the Leased Property or any portion thereof without terminating this Lease, and lease such Leased Property for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting such Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.
(b)Landlord may terminate this Lease with respect to all or any portion of the Leased Property by written notice to Tenant, exclude Tenant from possession of such Leased Property and use commercially reasonable efforts to lease such Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.
(c)Landlord may re‑enter the Leased Property or any portion thereof and have, repossess and enjoy such Leased Property as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.
(d)Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property subject to Landlord’s obligation to maintain the confidentiality of any patient or employee information in accordance with the requirements of applicable State or federal law.
(e)Landlord may accelerate all of the unpaid Rent hereunder based on the then current Rent Schedule and Tenant shall be liable for the present value of the aggregate Rent for the unexpired portion of the Initial or Renewal Term, as applicable, of this Lease, discounted at an annual rate equal to the then‑current U.S. Treasury Note rate for the closest comparable term.
(f)Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

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(g)With respect to the Collateral or any portion thereof and Secured Party’s security interest therein, Secured Party may exercise all of its rights as secured party under Article 9. Secured Party may sell the Collateral by public or private sale upon five days notice to Tenant or Subtenant. Tenant and Subtenant agree that a commercially reasonable manner of disposition of the Collateral shall include, without limitation and at the option of Secured Party, a sale of the Collateral, in whole or in part, concurrently with the sale of the Leased Property.
(h)Secured Party may obtain control over and collect the Receivables and apply the proceeds of the collections to satisfaction of the Obligor Group Obligations unless prohibited by law. Tenant and Subtenant appoint HCN or its designee as attorney for Tenant and Subtenant, respectively, with powers [i] to receive, to endorse, to sign and/or to deliver, in Tenant’s or Subtenant’s name or Secured Party’s name, any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, and to waive demand, presentment, notice of dishonor, protest, and any other notice with respect to any such instrument; [ii] to sign Tenant’s or Subtenant’s name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, assignments and verifications of Receivables, and notices to account debtors; [iii] to send verifications of Receivables to any account debtor; and [iv] to do all other acts and things necessary to carry out this Lease. Absent gross negligence or willful misconduct of Secured Party, Secured Party shall not be liable for any omissions, commissions, errors of judgment, or mistakes in fact or law made in the exercise of any such powers. At Secured Party’s option, Tenant and Subtenant shall [i] provide Secured Party a full accounting of all amounts received on account of Receivables with such frequency and in such form as Secured Party may require, either with or without applying all collections on Receivables in payment of the Obligor Group Obligations or [ii] deliver to Secured Party on the day of receipt all such collections in the form received and duly endorsed by Tenant or Subtenant, as applicable. At Secured Party’s request, Tenant and Subtenant shall institute any action or enter into any settlement determined by Secured Party to be necessary to obtain recovery or redress from any account debtor in default of Receivables. Secured Party may give notice of its security interest in the Receivables to any or all account debtors with instructions to make all payments on Receivables directly to Secured Party, thereby terminating Tenant’s and Subtenant’s authority to collect Receivables. After terminating Tenant’s and Subtenant’s authority to enforce or collect Receivables, Secured Party shall have the right to take possession of any or all Receivables and records thereof and is hereby authorized to do so, and only Secured Party shall have the right to collect and enforce the Receivables. Prior to the occurrence and during the continuance of an Event of Default, at Tenant’s and Subtenant’s cost and expense, but on behalf of Secured Party and for Secured Party’s account, Tenant and Subtenant shall collect or otherwise enforce all amounts unpaid on Receivables and hold all such collections in trust for Secured Party, but Tenant and Subtenant may commingle such collections with Tenant’s and Subtenant’s own funds, until Tenant’s and Subtenant’s authority to do so has been terminated, which may be done only after an Event of Default. Notwithstanding any other provision hereof, Secured Party does not assume any of Tenant’s or Subtenant’s obligations under any Receivable, and Secured Party shall not be responsible in any way for the performance of any of the terms and conditions thereof by Tenant or Subtenant.
(i)Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

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(j)Landlord may terminate its obligation, if any, to disburse Landlord Payments.
(k)Landlord may enter and take possession of the Land or any portion thereof and any one or more Facilities without terminating this Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints HCN its lawful attorney‑in‑fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Investment Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Investment Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] subject to the limitations set forth in Section 15.9.2, to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Secured Party or Secured Party’s designee. This power of attorney is a power coupled with an interest and cannot be revoked.
(l)Landlord may apply, with or without notice to Tenant, for the appointment of a receiver (“Receiver”) for Tenant or Tenant’s business or for the Leased Property; provided, however, in the case of an Event of Default which relates to less than all of the Leased Property, such Receiver’s power and authority shall be limited to the affected Facility. Unless prohibited by law, such appointment may be made either before or after termination of Tenant’s possession of the Leased Property, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Leased Property, and Secured Party may be appointed as Receiver. After the occurrence and during the continuance of an Event of Default, Landlord shall be entitled to appointment of a receiver as a matter of right and without the need to make any showing other than the existence of an Event of Default. The Receiver shall have the power to collect the rents, income, profits and Receivables of the Leased Property during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Leased Property during the whole of said proceeding. All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without

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limitation, any losses or damages incurred by Landlord under this Lease. Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.
(m)Landlord may terminate any management agreement with respect to any of the Leased Property and shall have the right to retain one or more managers for the Leased Property at the expense of Tenant, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.
8.3    Right of Set‑Off    ‑. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set‑off or recoup and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.
8.4    Performance of Tenant’s Covenants    . Landlord may perform any obligation of Tenant which Tenant has failed to perform when due or within any applicable cure period provided for in this Lease or, if no such cure period is specified, then within five days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as General Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the rate of ten percent (10%) per annum.
8.5    Late Payment Charge    .
(a)Rent. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10‑day period set forth in this section shall run concurrently with the 10‑day period contemplated under §8.1(a) and shall not otherwise extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.
(b)Non‑Rent Obligations. With respect to Non‑Rent obligations, Tenant acknowledges that any default in the payment of any amount payable by Tenant to Landlord under this Lease will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event such amount is not paid within 10 days after the due date or within 10 days after receipt of any invoice from Landlord (if Landlord is obligated under the terms of the Lease to provide an invoice), Tenant shall pay a late charge of 5% of the

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amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10‑day period set forth in this section shall run concurrently with the 10‑day period contemplated under §8.1(a) and shall not otherwise extend the time for payment of the invoice or the period for curing any default or constitute a waiver of such default.
8.6    Default Rent    . At Landlord’s option at any time after the occurrence of an Event of Default and while such Event of Default remains uncured, the Base Rent payable under this Lease shall be increased to reflect Landlord’s rate of return of 18.5% per annum on the Investment Amount (“Default Rent”); provided, however, that if a court of competent jurisdiction determines that any other amounts payable under this Lease are deemed to be interest, the Default Rent shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate.
8.7    Attorneys’ Fees    . Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord’s rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, without limitation, [i] the fees, expenses, and costs of any litigation, appellate, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in‑house counsel or outside counsel; and [iii] the expenses, including, without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such reasonable costs, expenses, charges and fees payable by Tenant shall be deemed to be General Additional Rent under this Lease.
8.8    Escrows and Application of Payments    . As security for the performance of the Obligor Group Obligations, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease, all Escrow Payments and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to the Obligor Group Obligations in the order which Landlord may determine.
8.9    Remedies Cumulative    . The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.
8.10    Waivers    . Tenant waives [i] any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Leased Property, [ii] any right of re‑entry or repossession, [iii] any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, [iv] any right of redemption whether pursuant to statute, at law or in equity, [v] all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind

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(other than those specifically provided for in this Lease, and [vi] all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date.
8.11    Obligations Under the Bankruptcy Code    . Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor‑in‑possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Property, an amount equal to all Rent due pursuant to this Lease. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: [i] the cure of any monetary defaults and reimbursement of pecuniary loss within not more than five Business Days of assumption and/or assignment; [ii] the deposit of an additional amount equal to not less than three months’ Base Rent, which amount is agreed to be a necessary and appropriate deposit to adequately assure the future performance under this Lease of the Tenant or its assignee; and [iii] the continued use of the Leased Property for the Facility Uses. Nothing herein shall be construed as an agreement by Landlord to any assignment of this Lease or a waiver of Landlord’s right to seek adequate assurance of future performance in addition to that set forth hereinabove in connection with any proposed assumption and/or assignment of this Lease.
8.12    California Remedies    . In addition to the provisions set forth above, for each Facility located in the State of California, the following provisions shall apply and shall supersede any provision in violation of the laws of the State of California:
8.12.1    Remedies    . On the occurrence of an Event of Default, Landlord may at any time thereafter and prior to the cure of such Event of Default, upon giving written notice to Tenant but without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of an Event of Default, do any of the following:
(a)Landlord may elect to continue the term of this Lease in full force and effect and not terminate Tenant’s right to possession of the Leased Property, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease or by law against Tenant, including, without limitation, the right to collect when due Rent and other sums payable hereunder. Landlord shall not be deemed to have elected to terminate this Lease unless Landlord gives Tenant written notice of such election to terminate. Landlord’s acts of maintenance or preservation of the Leased Property or efforts to relet the Leased Property shall not terminate this Lease.
(b)Landlord may elect immediately upon written notice to Tenant to terminate this Lease at any time prior to Tenant’s cure of an Event of Default and in such event Landlord may, at Landlord’s option, declare this Lease and Tenant’s right to possession of the Leased Property terminated, reenter the Leased Property, remove Tenant’s Property therefrom and dispose of it in any manner whatsoever allowed by law at Tenant’s expense or store it for Tenant’s account and at Tenant’s risk and expense (but Landlord shall not be required to effect such removal), eject all persons from the Leased Property and recover damages from Tenant as hereinafter provided. Any such reentry shall be permitted by Tenant without hindrance. Landlord shall not thereby be liable in damages for such reentry or be guilty of trespass, forcible entry or unlawful detainer. If

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Landlord so terminates this Lease and Tenant’s right to possession, such termination shall cancel all Tenant’s options, if any, to extend or renew the term of this Lease.
(c)Landlord may at its sole discretion elect to notify any Subtenant (or assignee) of the Leased Property of the existence of an Event of Default by Tenant in writing and thereafter all Rent and other amounts due from any Subtenant of the Leased Property shall be paid to Landlord and Landlord shall apply such Rent and other amounts in payment of the amounts due from Tenant under this Lease. The delivery of such notice to any Subtenant and the collection of such Rent and other amounts by Landlord shall not terminate this Lease. Upon Tenant’s cure of the Event of Default and receipt by Landlord of all Rent and other amounts due from Tenant, Landlord shall notify Subtenant (or assignee) to make payments as provided in its sublease or lease.
8.12.2    Damages    . In the event Landlord elects to terminate this Lease and Tenant’s right to possession in accordance with §8.12.1(b), or the same are terminated by operation of law due to an Event of Default, Landlord may recover as damages from Tenant the following:
(a)The worth at the time of award of the unpaid Rent and other sums due hereunder which had been earned at the time of termination of the Lease;
(b)The worth at the time of award of the amount by which the unpaid Rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such loss of Rent and other sums due that Tenant proves could have been reasonably avoided;
(c)The worth at the time of the award of the amount by which the unpaid Rent and other sums due hereunder for the balance of the term after the time of award exceeds the amount of the loss of such Rent and other sums that Tenant proves could be reasonably avoided;
(d)Any other amount, including but not limited to reasonable attorneys’ fees and court costs, leasing commissions and all costs and expenses incurred by Landlord in reletting the Leased Property or preparing, altering or remodeling the Leased Property for such reletting. Landlord shall also recover any amount which is necessary to compensate Landlord for all detriment proximately caused by Tenant’s act of default or which in the ordinary course of things would be likely to result therefrom; and
(e)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The “worth at the time of award” of the amounts referred to in §8.12.2(a) and (b) above, is computed by allowing interest at the maximum legal rate of interest. The “worth at the time of award” of the amount referred to in §8.12.2(c) above, is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award plus 1%.

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ARTICLE 9: DAMAGE AND DESTRUCTION
9.1    Notice of Casualty    . If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty in excess of $150,000.00 (a “Casualty”), Tenant shall give written notice thereof to Landlord within two Business Days after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty, including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim, including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.
9.2    Substantial Destruction    .
9.2.1    If any Facility’s Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore such Improvements in accordance with §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term “substantially destroyed” means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.
9.2.2    If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate this Lease with respect to the entire Leased Property and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in §9.2.3. If Landlord elects to terminate, Landlord shall give notice (“Termination Notice”) of its election to terminate this Lease within 30 days after receipt of Tenant’s notice of the damage. If Tenant does not exercise its option to renew under §9.2.3 within 15 days after delivery of the Termination Notice, this Lease shall terminate on the 15th day after delivery of the Termination Notice. If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.
9.2.3    If any Facility’s Improvements are substantially destroyed during the final 18 months of the Initial Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease with respect to the entire Leased Property (but not any part thereof). Tenant shall give Landlord irrevocable notice of Tenant’s election to renew within 15 days after delivery of the Termination Notice. If Tenant elects to renew, the Renewal Term will be in effect for the balance of the Initial Term plus a 15‑year period. The Renewal Term will commence on the third day following Landlord’s receipt of Tenant’s notice of renewal. All other terms of this

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Lease for the Renewal Term shall be in accordance with Article 12. The Improvements will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.
9.3    Partial Destruction    . If any Facility’s Improvements are not substantially destroyed, then Tenant shall comply with the provisions of §9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.
9.4    Restoration    . Subject to any limitations imposed by law with respect to the rebuilding of the Leased Premises, Tenant shall promptly repair, rebuild, or restore the damaged Leased Property, at Tenant’s expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding with respect to any Casualty, Tenant will submit for Landlord’s approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of §16.2 for such repairs or rebuilding. Promptly after receiving Landlord’s approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant’s reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including reasonable attorneys’ fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Payments for deposits for the repairing or rebuilding or delivery of materials to the Facility will be made upon Landlord’s receipt of evidence satisfactory to Landlord that such payments are required in advance. With respect to any Casualty, prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. If required by law as a result of the nature or extent of the damage, Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the damaged Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic’s or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant’s property.
9.5    Insufficient Proceeds    . If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant’s repair, rebuilding or restoration under §9.4 in full, Tenant

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shall deposit with Landlord at Landlord’s option, and within 10 days of Landlord’s request, an amount sufficient in Landlord’s reasonable judgment to complete such repair, rebuilding or restoration or shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant has available the funds needed to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord (other than the return of any funds deposited with Landlord and not required to be applied to cover the cost of the repair, rebuilding or restoration of the Leased Property) or diminution in or postponement of the payment of the Rent.
9.6    Not Trust Funds    . Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.
9.7    Landlord’s Inspection    . During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times and on reasonable notice. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant’s obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.
9.8    Landlord’s Costs    . Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord’s attorneys in connection therewith.
9.9    No Rent Abatement    . Rent will not abate pending the repairs or rebuilding of the Leased Property.
ARTICLE 10: CONDEMNATION
10.1    Total Taking    . If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (“Taking”), any entire Facility Property is taken, or so much of any Facility Property is taken that the number of licensed beds/units at the Facility Property is reduced by more than 25% as a result of such Taking, then this Lease will end with respect to such Facility Property only on the earlier of the vesting of title to the Facility

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Property in the condemning authority or the taking of possession of the Facility Property by the condemning authority. Upon such termination, the Investment Amount shall be reduced by the amount received by Landlord as a result of the Taking and the Rent due hereunder shall be adjusted accordingly based on the reduction in the Investment Amount resulting therefrom (unless there is only one Facility Property subject to this Lease at the time, in which case the Lease will terminate). The removal from this Lease of one Facility Property due to a Taking is the result of circumstances beyond the control of Landlord and Tenant and the parties affirm that, except for such isolated situation or as otherwise specifically provided elsewhere in this Lease for the removal of one or more of the Facility under certain defined circumstances, this Lease is intended to be a single indivisible Lease. All damages awarded for such Taking under the power of eminent domain shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Facility Property; provided, however, nothing herein shall preclude Tenant from pursuing a separate award for the Taking of its Tenant’s Property (as defined below) or for relocation costs or expenses.
10.2    Partial Taking    . If, after a Taking, so much of the Facility Property remains that the Facility Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to such Leased Property in the condemning authority or the taking of possession of such Leased Property by the condemning authority and the Rent will be adjusted accordingly based on the reduction in the Investment Amount resulting therefrom; [ii] at its cost, Tenant shall restore so much of the Facility Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first‑class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, reasonable attorneys’, appraisers’, and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Facility Property), or Tenant’s actual out‑of‑pocket costs of restoring the Facility Property; and [iv] Landlord shall be entitled to the balance of the net award except to the extent specifically allocated to the value of Tenant’s Property or any relocation costs or expenses incurred by Tenant as a result of such Partial Taking. The restoration shall be completed in accordance with §§9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty. Tenant shall have the right to participate in any condemnation proceedings and Landlord shall have no right to accept a condemnation award or settlement without the prior written consent of Tenant, which consent shall not be unreasonably withheld.
10.3    Condemnation Proceeds Not Trust Funds    . Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

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ARTICLE 11: TENANT’S PROPERTY
11.1    Tenant’s Property    . Tenant shall have the right to install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord’s Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as “Tenant’s Property”.
11.2    Requirements for Tenant’s Property    . Tenant shall comply with all of the following requirements in connection with Tenant’s Property:
(a)Tenant shall, at Tenant’s sole cost and expense, maintain, repair, and replace Tenant’s Property.
(b)Tenant shall, at Tenant’s sole cost and expense, keep Tenant’s Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant’s Property. The insurance shall meet the requirements of §4.3.
(c)Tenant shall pay all taxes applicable to Tenant’s Property.
(d)If Tenant’s Property is damaged or destroyed by fire or any other cause, Tenant shall have the right, but not the obligation, to repair or replace Tenant’s Property (unless the same is required for the operation of the Leased Property in compliance with applicable Legal Requirements, in which case Tenant shall be required to promptly repair or replace the same) unless Landlord elects to terminate this Lease pursuant to §9.2.2.
(e)Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant’s Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant’s Property.
(f)Tenant shall not, without the prior written consent of Landlord or as otherwise provided in this Lease, remove any Tenant’s Property or Leased Property. Tenant shall, at Landlord’s option, remove Tenant’s Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant’s Property. If Tenant fails to remove Tenant’s Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant’s Property, Tenant’s Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant’s Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless

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of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant’s Property and repairing any damage caused by such removal. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.
(g)Tenant shall perform its obligations under any equipment lease or security agreement for Tenant’s Property. For equipment loans or leases for critical care equipment and for all other equipment having an original cost in excess of $250,000.00 per Facility, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including, without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including, without limitation, reasonable attorneys’ fees and costs.
ARTICLE 12: RENEWAL OPTIONS
12.1    Renewal Options    . Tenant has the option to renew (“Renewal Option”) this Lease for one 15‑year renewal term (“Renewal Term”). Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:
(a)There shall be no uncured Event of Default, or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.
(b)Tenant shall give Landlord irrevocable written notice of renewal (the “Renewal Notice”) no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord’s delivery of the Termination Notice as set forth in §9.2.3.
(c)Each Affiliate Tenant shall concurrently and rightfully give irrevocable notice of renewal for each Affiliate Lease (if applicable).
12.2    Effect of Renewal    . The following terms and conditions will be applicable if Tenant renews the Lease:
(a)Effective Date. Except as otherwise provided in §9.2.3, the effective date of any Renewal Term will be the first day after the expiration date of the then current Term. The first day of each Renewal Term is also referred to as the Renewal Date.

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(b)Investment Amount. Effective as of the Renewal Date, a single Investment Amount will be computed by summing all Landlord Payments made to date.
(c)Rent Adjustment. Effective as of the Renewal Date, Landlord shall calculate Base Rent for the Renewal Term and shall issue a new Rent Schedule reflecting the Base Rent adjustment. The Base Rent in the first Lease Year of the Renewal Term shall equal the greater of [i] the Fair Market Value Rent or [ii] the prior Lease Year’s Base Rent plus the Annual Rent Increase but in no event shall the Base Rent in the first Lease Year of the Renewal Term be more than 110% of the prior Lease Year’s Base Rent. Until Tenant receives a revised Rent Schedule from Landlord, Tenant shall for each month [i] continue to make installments of Base Rent according to the Rent Schedule in effect on the day before the Renewal Date; and [ii] within 10 days following Landlord’s issuance of an invoice, pay the difference between the installment of Base Rent paid to Landlord for such month and the installment of Base Rent actually due for such month as a result of the renewal of the Lease. Notwithstanding any other provision hereof, Tenant shall have the right, exercisable within five days of the determination of the initial Base Rent for the Renewal Term, to revoke its Renewal Notice, such right to be exercisable by written notice to Landlord.
(d)Other Terms and Conditions. Except for the modifications set forth in this §12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term.
12.3.    Fair Market Value Rent. The fair market value rent for the Facilities, as payable by a willing tenant to a willing landlord in an arms length transaction (the “Fair Market Value Rent”), shall be determined as follows:
12.3.1    The parties shall attempt to determine the Fair Market Value Rent by mutual agreement within 45 days after the receipt of the Renewal Notice. However, if the parties do not agree on the Fair Market Value Rent within such 45‑day period, the following provisions shall apply.
12.3.2    Landlord and Tenant shall each give the other party notice of the name of an acceptable appraiser 45 days after the receipt of the Renewal Notice. The two appraisers will then select a third appraiser within an additional ten days. Each appraiser must demonstrate to the reasonable satisfaction of both Landlord and Tenant that it has significant experience in appraising rental values for properties similar to the Facilities. Within five days after designation, each appraiser shall submit a resume to Landlord and Tenant setting forth such appraiser’s qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If a party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to Landlord and Tenant.
12.3.3    The Fair Market Value Rental shall be determined by the appraisers within 60 days after. Each of the appraisers shall be instructed to prepare a value for the Fair Market Value Rent in accordance with the definition thereof. The values submitted by the three appraisers shall

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be ranked from highest to middle to lowest, the value (highest or lowest) which is furthest from the middle value shall be discarded, and the remaining two appraised values shall be averaged to arrive at the Fair Market Value Rent.
12.3.4    Each party shall pay for its own appraiser and otherwise shall split the cost of the appraisal process.
ARTICLE 13: [RESERVED]
ARTICLE 14: NEGATIVE COVENANTS
Until the Obligor Group Obligations shall have been performed in full, Tenant and Subtenant covenant and agree that Tenant and Subtenant (and Guarantor where applicable) shall not do any of the following without the prior written consent of Landlord:
14.1    No Debt    . Tenant and Subtenant shall not create, incur, assume, or permit to exist any indebtedness with respect to the Leased Property other than [i] trade debt incurred in the ordinary course of business; [ii] indebtedness for Facility working capital purposes; and [iii] indebtedness that is secured by any Permitted Lien.
14.2    No Liens    . Tenant and Subtenant shall not create, incur, or permit to exist [i] any lien, charge, encumbrance, easement or restriction upon the Leased Property, the Collateral, or [ii] any lien upon or pledge of any interest in Subtenant, except, in either case, for Permitted Liens.
14.3    No Guaranties    . Tenant and Subtenant shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness with respect to the operation of the Leased Property except for the endorsement of negotiable instruments for collection in the ordinary course of business.
14.4    No Transfer    . Tenant and Subtenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien or leases to the residents of the Leased Property or commercial leases with respect to a portion of the Leased Property comprising in the aggregate less than 2,500 square feet provided such commercial leases shall be for services that are an integral part of the Facility.
14.5    No Dissolution    . Tenant or Subtenant shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, other than in a sale/leaseback or sale/manage back transaction, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) unless, in the case of a merger or consolidation by Tenant, the surviving entity in such merger or consolidation has a net worth immediately after the merger or consolidation at least equal to that of the Tenant immediately prior thereto; provided, however, nothing herein shall preclude a merger or consolidation of Subtenant into Tenant or dissolution of Subtenant in the event of the termination of the Sublease at such time as Tenant is licensed to operate the Facilities subleased to Subtenant.

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14.6    Subordination of Payments to Affiliates    .
(a)Except as otherwise provided in §14.6(b) below, after the occurrence of an Event of Default and until such Event of Default is cured or waived in writing, Tenant and Subtenant shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Affiliate or any shareholder, member or partner of Tenant, Subtenant or any Affiliate.
(b)Notwithstanding the provisions of §14.6(a) or any other provision to the contrary contained in this Lease, [1] whether or not there is outstanding an Event of Default, the following shall be expressly permitted: [A] salaries paid to employees of the Facilities or employees of Tenant and Subtenant in the ordinary course of business; [B] equity contributions and inter‑company loans from Tenant to its direct and indirect subsidiaries made in the ordinary course of business; and [C] with respect to Subtenant,  distributions, dividends and repayments of inter-company loans to Tenant made in the ordinary course of business, provided that any such payments will be held in trust by Tenant for the sole purpose of paying Rent to Landlord; and [2] so long as there is no Event of Default under §8.1(a) of this Lease, Tenant may pay cash dividends to any preferred shareholder of Tenant who is not an Affiliate of Tenant.
14.7    Change of Location or Name    . Tenant and Subtenant shall not, without providing Landlord with 30 days prior notice thereof, change any of the following: [i] the location of the principal place of business or chief executive office of Tenant or Subtenant, or any office where any of Tenant’s or Subtenant’s books and records are maintained; provided, however, Tenant may provide a shorter period of notice (but such notice shall be given in any case not later than two Business Days after the change in location) where such change in location is necessitated by circumstances beyond the reasonable control of Tenant, such as damage to or destruction of Tenant’s principal place of business or chief executive office or other circumstances which interfere with the continued use thereof by Tenant; [ii] the name under which Tenant or Subtenant conducts any of its business or operations; or [iii] reorganize or otherwise change its respective Organization State.
14.8    Anti-Terrorism Laws    . None of Tenant, Subtenant, Guarantors, Company nor any Affiliate is now, or shall be at any time hereafter, a Blocked Person, whether such restriction arises under United States law, regulation, executive orders and OFAC Lists, and neither Tenant nor any Affiliate is engaging, or shall engage, in any dealings or transactions with, or shall otherwise be associated with, any Blocked Person. Tenant shall not at any time be in violation of any laws or regulations relating to terrorism, money laundering or similar activities, including, without limitation, Anti-Terrorism Laws.
ARTICLE 15: AFFIRMATIVE COVENANTS
15.1    Perform Obligations    . Tenant and Subtenant shall each perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements. If applicable, Tenant and each Subtenant shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

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15.2    Proceedings to Enjoin or Prevent Construction    . If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.
15.3    Documents and Information    .
15.3.1    Furnish Documents    . Tenant and each Subtenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget and all other documents, reports, schedules and copies described on Exhibit E within the specified time periods and in electronic format via the email address reporting@hcreit.com. Landlord may change the email address at any time by giving the other party notice of such change. Landlord may exhibit or furnish any document delivered to Landlord, including Facility Financial Statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility, the Annual Financial Statements, Periodic Financial Statements, Annual Facility Budget and all other documents, reports, schedules and copies described on Exhibit E or copies thereof, or any other document relating to any of them, [i] to any potential transferee of the Lease or any of the Leased Property, [ii] to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring disclosure, [iii] to any proposed creditor in connection with the financing of the Leased Property, [iv] to Landlord’s attorneys, auditors and underwriters, and [v] to any other person or entity for which there is a legitimate business purpose for such disclosure.
15.3.2    Furnish Information    . Tenant and each Subtenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Lease or any other Material Obligation, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; [v] permit Landlord to copy and make abstracts from any and all of said books and records subject to any limitations imposed by State or federal law with respect to the confidentiality of patient and employee records; and [vi] make provisions to set-up and implement quarterly variance meetings attended in person or via telephonic conference with Landlord upon Landlord’s request.
15.3.3    Further Assurances and Information    . Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Lease. Within 15 days after a request from Landlord,

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Tenant and each Subtenant shall provide to Landlord such additional information regarding Tenant, Tenant’s financial condition, Subtenant, each Subtenant’s financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may reasonably require from time to time, including, without limitation, a current Tenant’s Financial Certification in the form of Exhibit F and Quarterly Facility Accounts Receivable Aging Report and Quarterly Facility Accounts Payable Aging Report. From and after and during the continuance of an Event of Default, Landlord shall have the right to require Tenant to provide to Landlord, at Tenant’s expense, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.
15.3.4    Material Communications    . Tenant and each Subtenant shall transmit to Landlord, within five days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant and each Subtenant will promptly respond to Landlord’s inquiry with respect to such information. Tenant and each Subtenant shall notify Landlord in writing within five days after Tenant or any Subtenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Subtenant, Guarantor or the Facility that would reasonably be expected to adversely affect the right to operate the Facility or Landlord’s title to the Facility or Tenant’s interest therein.
15.3.5    Requirements for Financial Statements    . Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with GAAP; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the audited financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; [v] the audited financial statements shall contain an unqualified opinion; and [vi] the audited financial statements shall be prepared in accordance with GAAP requirements by a nationally or regionally recognized independent certified public accountant subject to approval by Landlord.
15.4    Compliance With Laws    . Tenant and each Subtenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Subject to Tenant’s right to contest the same in accordance with the terms of this Lease, Tenant and each Subtenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant and each Subtenant, respectively, at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant’s and each Subtenant’s respective business and operations at the Leased Property. Tenant and each Subtenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.
15.5    Broker’s Commission    . Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby

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and from expenses incurred by Landlord in connection with any such claims (including reasonable attorneys’ fees).
15.6    Existence and Change in Ownership    . Except as otherwise specifically provided herein including, but not limited to, in Section 14.5 hereof, Tenant, Subtenant and Guarantor shall maintain its existence throughout the term of this Lease and any change in the ownership of Tenant, Subtenant or Guarantor, directly or indirectly, that results in a change in Control (as defined within the definition of “Affiliate” in §1.4 hereof) other than changes resulting from the trading of Tenant’s stock on a national stock exchange (in the ordinary course (and, for the avoidance of doubt, a transaction described in §14.5 hereof would not be deemed an ordinary court transaction) shall require Landlord’s prior written consent.
15.7    Financial Covenants    . The defined terms used in this section are defined in §15.7.1. The method of valuing assets shall be consistent with the Financial Statements. The following financial covenants shall be met throughout the term of this Lease:
15.7.1    Definitions    .
(a)“Denominator Amount” means the Base Rent payments under this Lease for the applicable period plus the Base Rent payable under all Affiliate Leases for the applicable period.
(b)“Portfolio Cash Flow” means the aggregate net income arising from all Facilities under this Lease and all Affiliate Facilities as reflected on the Facility Financial Statement of each Facility or Affiliate Facility plus [i] the amount of the provision for depreciation and amortization; plus [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Base Rent payments and interest and equipment lease payments, if any, relating to the Facilities and Affiliate Facilities; plus [v], with respect to periods falling within the first Lease Year only, transition expenses incurred by Tenant with respect to any Facility or Affiliate Facility during the first Lease Year up to a maximum aggregate amount of $3,000,000 as more fully described in Exhibit M hereto; minus [vi] an imputed management fee equal to 5% of gross revenues of the Facilities and Affiliate Facilities (net of contractual allowances).
(c)“Portfolio Coverage Ratio” is the ratio of [i] Portfolio Cash Flow for each applicable period; to [ii] the Denominator Amount for such applicable period.
15.7.2    Coverage Ratio    . Tenant shall maintain as at the end of each fiscal quarter (on a trailing six‑month basis) a Portfolio Coverage Ratio of not less than 1.00 to 1.00. Tenant’s failure to meet the requirements of this Section 15.7.2 shall not constitute an Event of Default provided that [i] the actual Portfolio Coverage Ratio (on a trailing six‑month basis) is greater than or equal to 0.75 to 1.00, and [ii] Tenant delivers a letter of credit (in form and substance, and issued by an issuer, reasonably satisfactory to Landlord) to Landlord equal to twice the Portfolio Shortfall Amount within 30 days following delivery of the Periodic Financial Statements for Tenant for the applicable fiscal quarter. Thereafter, until Tenant again meets its obligations under this section to maintain the required minimum Portfolio Coverage Ratio, Tenant shall adjust the amount

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of the letter of credit to comply with the requirements hereof. The “Portfolio Shortfall Amount” for any fiscal quarter means the amount by which the Denominator Amount exceeds the Portfolio Cash Flow for the applicable trailing six‑month period. Landlord will return the letter of credit delivered under this section within 30 days after receipt by Landlord of Periodic Financial Statements evidencing that Tenant has met its obligations to maintain the minimum required Portfolio Coverage Ratio.
15.8    Facility Licensure and Certification    .
15.8.1    Notice of Inspection    . Tenant and each Subtenant, as applicable, shall [i] give written notice to Landlord within five days after an inspection of the Facility with respect to health care licensure or certification has occurred; and [ii] deliver to Landlord copies of each of the reports, notices, correspondence related to such inspection, all documents listed on Exhibit E that are related to licensure and all other documents requested by Landlord in connection with such inspection within five days after receipt thereof. Tenant and Subtenant acknowledge that each has reviewed Exhibit E and agrees to the foregoing obligation.
15.8.2    Material Deficiencies    . If Tenant or Subtenant receives a Facility survey or inspection report with material deficiencies that threatens a loss of licensure or, if applicable, certification of the Facility or the imposition of a ban on admissions to the Facility (the “Material Deficiencies”) or notice of failure to comply with a previously submitted plan of correction or an HIPDB adverse action report related to any Material Deficiencies, Tenant and Subtenant shall cure all of the Material Deficiencies and implement all corrective actions with respect thereto by the date required by the regulatory authority and shall deliver evidence of same to Landlord.
15.9    Transfer of License and Facility Operations    . If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant’s purchase of the Leased Property, or if Tenant or Subtenant vacates the Leased Property (or any part thereof) without termination of this Lease (other than during periods of repair or reconstruction after damage, destruction or a Taking, the following provisions shall be immediately effective:
15.9.1    Licensure    . Tenant and each Subtenant shall execute, deliver and file all documents and statements reasonably requested by Landlord to effect the transfer of the Facility license and Government Authorizations to a replacement operator designated by Landlord (“Replacement Operator”), subject to any required approval of governmental regulatory authorities, and Tenant and each Subtenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.
15.9.2    Facility Operations    . In order to facilitate a responsible and efficient transfer of the operations of the Facility, Tenant and Subtenant shall, if and to the extent requested by Landlord and subject to applicable law, [i] deliver to Landlord the most recent updated reports, notices, schedules and documents listed in Exhibit E; [ii] assuming Tenant or Subtenant has not already vacated the Leased Property, continue and maintain the operation of the Facility in the ordinary course of business, including using its commercially reasonable efforts to retain the residents at the Facility to the fullest extent practicable and consistent with applicable laws and regulations, until transfer of the Facility operations to the Replacement Operator is completed;

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[iii] enter into such management agreements, operations transfer agreements and other types of agreements that may be reasonably requested by Landlord or the Replacement Operator; provided, however, in no event shall Tenant or Subtenant be required to permit the Replacement Operator either (A) to operate the Leased Property under their provider agreements and/or licenses unless they receive confirmation that doing so will not violate applicable Legal Requirements and they get appropriate indemnities from the Replacement Operator in form and substance reasonably acceptable to Tenant and Subtenant or (B) to bill under Tenant or Subtenant’s Medicaid provider numbers; and [iv] provide reasonable access during normal business hours and on reasonable advance notice for Landlord and its agents to show the Facility to potential replacement operators. Tenant and Subtenant consent to the distribution by Landlord to potential replacement operators of Facility financial statements, licensure reports, financial and property due diligence materials and other documents, materials and information relating to the Facility. The provisions of this section do not create or establish any rights in Tenant, Subtenant or any third party and Landlord reserves all rights and remedies relating to termination of this Lease.
15.10    Bed Operating Rights    . Tenant and Subtenant acknowledge and agree that [i] the rights to operate the beds located at the Facility as set forth on Exhibit C under the law of the applicable Facility State, affect the value of the Leased Property, and [ii] the grant of this Lease is conditioned upon the existence of such rights. Tenant and Subtenant shall not relocate any licensed bed to any other location and shall not transfer any bed operating rights to any other party without the prior written consent of Landlord.
15.11    Power of Attorney    . Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason other than Tenant’s purchase of the Leased Property, Tenant and Subtenant hereby irrevocably and unconditionally appoint Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s and Subtenant’s true and lawful attorney‑in‑fact, to act for Tenant and Subtenant in Tenant’s and Subtenant’s respective name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant and Subtenant or applied for by Tenant and Subtenant in connection with Tenant’s and Subtenant’s operation of the Facility, subject to the limitations set forth in Section 15.9.2, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing but only in the event Tenant or Subtenant fail to take such actions or execute such documents after a request from Landlord. Tenant and Subtenant irrevocably and unconditionally grant to Landlord as their respective attorney‑in‑fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant and Subtenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to Tenant’s purchase of the Leased Property. Landlord shall provide Tenant and Subtenant with copies of any documents filed and/or with a summary of any actions taken pursuant to this power of attorney.

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15.12    Information and Images    . Tenant grants to Landlord and Landlord’s Affiliates the perpetual, irrevocable and worldwide right and license during the Term to reproduce, use, prepare derivative works based upon, publish, distribute, and display, by any means and in any media, information describing, and photographic or other images depicting, the exterior and/or interior of the Leased Property and Facilities (but not the names of the Facilities or Tenant nor images that include any of the persons residing in the Facilities unless Landlord has specifically obtained the written consent of such persons to have their images included) (the “Information and Images”). Such Information and Images may be reproduced, used, published, distributed, and displayed by Landlord and Landlord’s Affiliates solely in connection with any promotional or marketing materials, advertisements, reports, or web sites related to the business of Landlord. Provided Landlord’s use of the Information and Images complies with the limitations set forth in this §15.12, Tenant expressly waives and releases [i] any right to receive compensation for such reproduction, use, publication, distribution, or display; [ii] any right to inspect or approve such Information and Images prior to such reproduction, use, publication, distribution, or display; or [iii] any rights under any copyright, patent, trademark, or similar statute or regulation with respect to such use, publication, distribution or display.
15.13    Compliance with Anti-Terrorism Laws    . Tenant shall immediately notify Landlord if Tenant has knowledge that Tenant or any Affiliate becomes a Blocked Person or is otherwise listed on any OFAC List or [i] is convicted with respect to, [ii] pleads nolo contendere to, [iii] is indicted with respect to, or [iv] is arraigned and held over on charges involving, money laundering, predicate crimes to money laundering or any Anti-Terrorism Law. None of Tenant, Subtenant, Guarantors, Company or any Affiliate will, directly or indirectly, [a] conduct any business, or engage in any transaction or dealing, with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, [b] deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or [c] engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. In addition, Tenant hereby agrees to provide Landlord with any additional information that Landlord deems necessary from time to time in order to ensure compliance with the Anti-Terrorism Laws.
15.14    Facility Loan Documents.
15.14.1    Existing Facility Loan Documents. Landlord acquired the Encumbered Facility subject to the Facility Loan Documents. Landlord shall use reasonable efforts to comply with the terms of the Facility Loan Documents during the Term. As between Landlord and Tenant, Landlord acknowledges that it is Landlord’s obligation to pay regularly scheduled principal and interest payments due under the Facility Loan Documents (including principal payments due at the maturity of the Facility Note) and to fulfill those obligations under the Facility Loan Documents which are personal to Landlord and thus not delegable, such as obligations to maintain Landlord’s corporate existence and good standing and to provide Landlord’s financial statements and/or securities filings. Tenant is familiar with the terms and covenants of the Facility Loan Documents. Tenant will [a] timely comply with all requirements imposed as a result of the Facility Loan Documents with respect to the use, occupancy and operation of the Facility, including

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but not limited to, maintaining required reserves and escrow accounts, making payments due thereunder other than regularly scheduled payments of principal and interest, granting access to the Leased Property to Lender and its agents and complying with any provisions imposed by the Facility Mortgage and any documentation executed in connection with the granting of Lender’s consent to this Lease and approved by Tenant, which approval shall not be unreasonably withheld provided the terms of such documentation do not impose obligations on Tenant, which, for purposes hereof, shall include financial, reporting and/or operational covenants and requirements not set forth in this Lease, which are materially different from the obligations imposed on Tenant under this Lease or limit or eliminate rights granted to Tenant under this Lease (the “Consent Documentation”); [b] not create any condition that would cause a default under any Facility Loan Documents; [c] comply with the provisions of [i] any laws prohibiting discrimination in housing on the basis of race, sex, color, creed, national origin, familial status or handicap and [ii] any regulations providing for nondiscrimination and equal opportunity in housing, which are imposed as a result of the Facility Loan Documents; and [d] enter into such regulatory agreements, covenants and like contracts applicable to any occupier, operator or lessee of the Facility if and to the extent prescribed by any applicable governmental agencies providing or guaranteeing the financing evidenced by the Facility Loan Documents. To the extent required by the terms of the Facility Mortgage, it is hereby acknowledged that [A] this Lease and Tenant’s interest under this Lease are and continue to be subordinated to the Facility Mortgage and the lien of the Facility Mortgage as anticipated by the Consent Documentation; [B] subject to Tenant’s right not to be disturbed in its occupancy of the Leased Property as a result of the occurrence of a default under the Facility Loan Documents not created by the acts or omissions of Tenant, Tenant shall attorn to the holder of the Facility Note and any purchaser at a foreclosure sale, such attornment to be self‑executing and effective upon acquisition of title to the Leased Property by any purchaser at a foreclosure sale or by the holder of the Facility Note in any manner; [C] Tenant agrees to execute such further evidence of subordination, non-disturbance and attornment as the holder of the Facility Note or any purchaser at a foreclosure sale may from time to time request provided the same is consistent with the rights granted to Tenant under this Section 15.14.1 and under Section 24.12 of this Lease; [D] this Lease shall not be terminated by foreclosure or any other transfer of the Leased Property; and [E] Tenant shall, upon receipt after the occurrence of an event of default under the Facility Mortgage of a written request from the holder of the Facility Note, pay all Rent payable hereunder to such holder.
15.14.2    Severance of Encumbered Facilities. If, as a result of any default under any of the Facility Loan Documents, a Lender or a Lender’s designee becomes the owner of any Encumbered Facility (a “Successor Landlord”), Landlord and Tenant acknowledge and agree that such Successor Landlord shall be responsible for performing obligations under this Lease only to the extent that such obligations relate to the applicable Encumbered Facility. Without limiting the foregoing, as of the earlier of the date of the vesting of title in such Successor Landlord, or taking of possession by such Successor Landlord, of the applicable Encumbered Facility, this Lease shall be deemed automatically amended without further action by any party to [i] split this Lease into two leases, one (as to which Successor Landlord shall be the landlord thereunder) relating to the applicable Encumbered Facility and the other (as to which Landlord shall be the landlord thereunder) relating to all other Facilities, each such Lease being otherwise on the same terms and conditions as set forth herein subject to such modifications hereto, including, but not limited to, to the financial covenants set forth in Section 15.7, as may be necessary to take into account the removal

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of the applicable Encumbered Facility from this Lease; and [ii] equitably adjust the Base Rent due pursuant to the terms of such two Leases to reflect the proportional Investment Amounts attributable to the Leased Property subject to each such Lease. From and after the date of such vesting of title in or the taking of possession by Successor Landlord, the Successor Landlord shall have liability only with respect to the applicable Encumbered Facility. The parties hereto agree to cooperate in the execution and recordation of such documentation as may be necessary or desirable in connection with such amendment.
15.14.3    Refinancing of the Facility Note    . In the event that any of the debt evidenced by the Facility Loan Documents is at any time during the Term refinanced by Landlord, Landlord shall not have the right without the consent of Tenant, which may be withheld in Tenant’s reasonable discretion, to require Tenant to comply with any obligations imposed under such replacement loan documents, including, but not limited to, escrow obligations and operating covenant compliance obligations, which exceed those set forth in the Facility Loan Documents which are the subject of the refinancing (the “Refinanced Debt Documents”) and/or, if no equivalent obligations were set forth in the Refinanced Debt Documents, then the obligations imposed on Tenant under this Lease.
15.14.4    Escrow Payments During the Term    . Landlord shall, upon request of Tenant, take such action and execute such documents as may be necessary to enable Tenant to use the Escrow Payments funded by Tenant or for which Tenant reimbursed Prior Operator at the commencement of the Term for the purposes for which the same have been deposited with the applicable Lender. Further, upon the earlier to occur of the termination of the Lease or the payoff of any Facility Mortgage as to which Tenant has funded Escrow Payments, the Escrow Payments funded by Tenant and then being held by the applicable Lender shall either be returned to Tenant or Landlord shall reimburse or credit Tenant for such amounts.
15.14.5    Lender Requirements to Split Lease    . Notwithstanding any other provision hereof to the contrary, the parties anticipate that, as of the Effective Dave, the Lenders will require that this Lease be split into multiple leases (each, a “Portfolio Lease”) such that only the Encumbered Facilities as to which a specific Lender has Facility Mortgages will be subject to any one Portfolio Lease. To the extent so required by one or more Lenders, the parties shall cooperate to [i] split this Lease into Portfolio Leases, each such Portfolio Lease being otherwise on the same terms and conditions as set forth herein subject to such modifications hereto, including, but not limited to, to the financial covenants set forth in Section 15.7 and the provision for Contingent Payments set forth in Section 22.3.2, as may be necessary to take into account the splitting of the Lease; and [ii] equitably adjust the Base Rent due pursuant to the terms of the Portfolio Leases to reflect the proportional Investment Amounts attributable to the Leased Property subject to each such Portfolio Lease. The parties hereto agree to cooperate in the execution and recordation of such documentation as may be necessary or desirable in connection with such action.
ARTICLE 16: ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS
16.1    Prohibition on Alterations and Improvements    . Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes,

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alterations, additions and/or improvements (hereinafter collectively referred to as “Alterations”) to the Leased Property.
16.2    Approval of Alterations    . If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the “Plans and Specifications”) showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as “design development drawings” as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of §16.4 in making any Permitted Alterations.
16.3    Permitted Alterations    . Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under §7.2; [iii] Alterations affecting the structure of the Leased Property and having a total cost of less than $250,000.00 individually or in the aggregate; [iv] repairs, rebuilding and restoration required or undertaken pursuant to §9.4 or §10.2; [v] non‑structural Alterations such as painting, landscaping, wallpapering, installing new floor coverings, etc. without regard to the cost thereof; and [vi] Alterations included in the Project Improvements funded with the Contingent Payments.
16.4    Requirements for Permitted Alterations    . Tenant shall comply with all of the following requirements in connection with any Permitted Alterations:
(a)The Permitted Alterations shall be made in accordance with the approved Plans and Specifications.
(b)The Permitted Alterations and the installation thereof shall comply with all applicable legal requirements and insurance requirements.
(c)The Permitted Alterations shall be done in a good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all mechanic’s liens.
(d)For any Permitted Alterations having a total cost of $100,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.
(e)Tenant shall, at Tenant’s expense, obtain a builder’s completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies,

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and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.
(f)Tenant shall pay the premiums required to increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.
(g)Tenant shall, not later than 60 days after completion of the Permitted Alterations, deliver to Landlord a revised “as‑built” survey of the respective Facility if the Permitted Alterations altered the Land or “footprint” of the Improvements and an “as‑built” set of Plans and Specifications for the Permitted Alterations in form and substance satisfactory to Landlord.
(h)Tenant shall, not later than 30 days after Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys’ fees and architects’ and engineers’ fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant’s compliance with the requirements of this section. The daily fee for Landlord’s consulting engineer is $1,500.00.
16.5    Ownership and Removal of Permitted Alterations    . The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.
16.6    Minimum Qualified Capital Expenditures    . Tenant shall, as to all of the Facilities taken as a whole, expend or escrow during each twenty four month period during the Term (each a “Cap Ex Measuring Period”), at least the Minimum Amount per unit (increased annually in proportion to increases in the CPI) for Qualified Capital Expenditures to improve the Facilities (provided that [i] the amounts advanced by Landlord for Contingent Payments pursuant to §22.3.2 shall be included in the calculation of the amount expended by Tenant for Qualified Capital Expenditures in the applicable Cap Ex Measuring Period and [ii] as to any Facility with respect to which a certificate of occupancy was not issued prior to the end of the first calendar year, the minimum Qualified Capital Expenditures required by this section shall be waived until the calendar year immediately following the year in which such certificate of occupancy is issued). Within 60 days after the end of each fiscal year commencing with the fiscal year ending after the first Cap Ex Measuring Period, Tenant shall deliver to Landlord a certificate in the form of Exhibit G listing the Qualified Capital Expenditures made in the prior Cap Ex Measuring Period. If the entire Minimum Amount was not expended in the applicable Cap Ex Measuring Period, the certificate will include certification that the balance of the current Minimum Amount has been deposited in a reserve account to be used solely for Qualified Capital Expenditures for the Facilities. At least annually, at the request of Landlord, Landlord and Tenant shall review capital expenditures budgets and agree on modifications, if any, required by changed circumstances and the changed conditions of the Leased Property. For purposes hereof, “Minimum Amount” means, as of the Effective Date, $2,000 per Cap Ex Measuring Period.

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16.7    Signs    . Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.
ARTICLE 17: [RESERVED]
ARTICLE 18: ASSIGNMENT AND SALE OF LEASED PROPERTY
18.1    Prohibition on Assignment and Subletting    . Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, grant a right of first refusal or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion; provided, however, Landlord does hereby acknowledge and agree that, by its signature set forth below, it has consented to the terms and conditions of the Interim Operating Agreements. The following transactions will be deemed an assignment or sublease requiring Landlord’s prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant’s interest in the Lease; [iii] except as otherwise permitted by §§14.4 and 18.3, an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a change in Control of Tenant other than changes resulting from the trading of Tenant’s stock on a national stock exchange in the ordinary course or changes resulting from a merger or consolidation permitted under Section 14.5 hereof. Landlord’s consent to any assignment, right of first refusal or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant’s assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment, right of first refusal or sublease without the prior written consent of Landlord will be void at Landlord’s option. Landlord’s consent to one assignment, right of first refusal or sublease will not waive the requirement of its consent to any subsequent assignment or sublease. Notwithstanding the foregoing, Tenant may enter into a Sublease with each Subtenant for each Facility provided that each Sublease complies with §18.2 and Tenant may enter into any interim sublease and management agreement required to comply with licensure requirements until such time as the license to operate the Facility is issued in Tenant’s name.
18.2    Requests for Landlord’s Consent to Assignment, Sublease or Management Agreement    . If Tenant is required to obtain Landlord’s consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management

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agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord and that the assignee, subtenant or manager shall comply with all applicable provisions of this Lease; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, solely at Landlord’s option and only upon the express written notice of attornment from Landlord, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that an Event of Default has occurred and is continuing under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Any attempt or offer by an assignee, subtenant or manager to attorn to Landlord shall not be binding or effective without the express written consent of Landlord. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant’s right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant’s obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount equal to the lesser of Landlord’s actual out‑of‑pocket costs and expenses (including attorneys’ fees) and $2,500.00 (applies only to consent requests after the Closing).
18.3    Agreements with Residents    . Notwithstanding §18.1, Tenant and Subtenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; [iii] the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed six months; [iv] Tenant and Subtenant may not collect rent for more than one month in advance, other than one month of rent collected to be held as security for the performance of the resident’s obligation to Tenant and Subtenant; and [v] all residents of the Leased Property are accurately shown in accounting records for the Facility. Without the prior written consent of Landlord, Tenant and Subtenant shall not materially change the form of resident occupancy agreement that was submitted to Landlord prior to the Effective Date; provided, however, no such consent shall be required for any changes mandated by applicable Legal Requirements so long as Landlord is promptly provided the updated form.
18.4    Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and, unless this Lease is concurrently terminated with the consent of Tenant, which may be withheld in Tenant’s sole and absolute

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discretion, as of the affected Leased Property in conjunction with the sale thereof, Tenant will look solely to the purchaser for the performance of those agreements. For purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.
18.5    Assignment by Landlord    . Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord’s interest in this Lease or the Leased Property subject to Tenant’s rights under this Lease.
ARTICLE 19: HOLDOVER AND SURRENDER
19.1    Holding Over    . If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Leased Property (or any part thereof) after the expiration of the Term or earlier termination of this Lease (other than pursuant to Tenant’s purchase of the Leased Property), such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever. Said month‑to‑month tenancy may be terminated by Landlord by giving Tenant five days written notice, and at any time thereafter Landlord may re‑enter and take possession of the Leased Property. If, without Landlord’s consent or at Landlord’s request, Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Leased Property whether as a month‑to‑month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of [i]either, [a] in the case of a holding over with Landlord’s consent or at Landlord’s request, the Base Rent increased by the Annual Rent Increase, as applicable, or, [b] in the case of a holding over without Landlord’s consent or not at Landlord’s request, one and one‑half (1‑1/2) times the Base Rent payable during the month in which such expiration or termination occurs, plus [ii] all General Additional Rent accruing during the month (with the Revenue Rent prorated accordingly), plus [iii] any and all other sums payable by Tenant pursuant to this Lease. During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Leased Property until the tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.
19.2    Surrender    . Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up each Facility which is then subject to this Lease at the expiration or termination of the Term in as good order and condition as of the date that Facility was added to the Lease.
19.3    Indemnity    . If Tenant fails to surrender the entire Leased Property or any part thereof upon the expiration or termination of this Lease in a timely manner and in

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accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant’s hold‑over and any claims by any proposed new tenant founded on Tenant’s failure to surrender the Leased Property. The provisions of this Article 19 shall survive the expiration or termination of this Lease.
ARTICLE 20: [RESERVED]
ARTICLE 21: QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES
21.1    Quiet Enjoyment    . So long as Tenant performs all of its obligations under this Lease, Tenant’s possession of the Leased Property will not be disturbed by Landlord or any party claiming by, through or under Landlord.
21.2    Subordination    . Subject to the terms and conditions of this section, this Lease and Tenant’s rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant’s possession, use and occupancy of the Leased Property or Tenant’s enjoyment of its rights under this Lease unless and until an Event of Default occurs and is continuing hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant’s rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs and is continuing hereunder. The foregoing provisions will be self‑operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a nondisturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the nondisturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant’s attorney‑in‑fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney‑in‑fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

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21.3    Attornment    . If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in §21.2 succeeds to Landlord’s interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any payment of Rent for more than one month in advance unless actually received by such successor; [ii] any amendment or modification of this Lease thereafter made without its consent as provided in this Lease; [iii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord’s interest; or [iv] any claim or offset of Rent against Landlord. For the avoidance of doubt, nothing in this Section 21.3 shall be construed to release the successor in interest from any obligation, whether arising prior to or after the date on which it obtains title to the Leased Property, to apply any Escrow Payments then being held by it for the purpose for which such Escrow Payments were deposited by Tenant. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant’s attorney‑in‑fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney‑in‑fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.
21.4    Estoppel Certificates    . At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition known to Landlord or Tenant which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set‑offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If Tenant fails to deliver the estoppel certificates to Landlord within 10 days after the request of Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month; [c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set‑offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney‑in‑fact to execute, acknowledge, and deliver on Tenant’s behalf any estoppel certificate to which Tenant does not object within 10 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

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ARTICLE 22: CONTINGENT PAYMENTS
22.1    Contingent Payments. Landlord shall make Contingent Payments to the extent set forth in this section. Tenant shall request each Contingent Payment by submitting a Contingent Payment Request to Landlord or in the case of Contingent Payments for Project Improvements, a disbursement voucher pursuant to a Disbursing Agreement. Landlord shall make the Contingent Payment provided that [i] no Event of Default has occurred and is continuing, and [ii] Landlord has determined that all requirements for the Contingent Payment have been satisfied. Contingent Payments will be made not less than eight Business Days and not more than twelve Business Days following Tenant’s delivery of the Contingent Payment Request. Base Rent will be computed with respect to any Contingent Payments made hereunder as set forth in Section 2.2.2 hereof.
22.2    Contingent Payments for Capital Expenditures.
22.2.1    Conditions. In addition to any other requirements set forth in this section, Landlord’s obligation to make Contingent Payments for capital expenditures is subject to Landlord’s reasonable approval of the scope of work and budget, construction and disbursement schedules (if applicable), and contractor and construction agreements (if applicable). Tenant shall also provide a collateral assignment of any construction contract to Landlord and the contractor shall consent to the assignment.
22.2.2    No Commitment. Landlord has no current commitment to make Contingent Payments for capital expenditures pursuant to §22.2.
22.3    Contingent Payments for Project Improvements.
22.3.1    Conditions. In addition to any other requirements set forth in this section, Landlord’s obligation to make Contingent Payments for Project Improvements is subject to Landlord’s reasonable approval of the scope of work and budget, construction and disbursement schedules (if applicable), and contractor and construction agreement (if applicable). Tenant shall, upon request, also provide a collateral assignment at any construction contract to Landlord and the contractor shall consent to the assignment. Landlord shall make Contingent Payments for Project Improvement in arrears upon completion of the applicable Project Improvements.
22.3.2    Contingent Payments for Certain Facilities. Upon satisfaction of all conditions for such Contingent Payments, Landlord shall make Contingent Payments for Project Improvements to be made at the Facility or any Affiliate Facility up to an aggregate maximum Contingent Payment amount for all Facilities and Affiliate Facilities of $10,000.000.00. Landlord’s commitment to make Contingent Payments under this section shall expire on the second anniversary of the Effective Date.
ARTICLE 23: SECURITY INTEREST
23.1    Collateral    . Tenant, Subtenant and Guarantor hereby grant to each Landlord and HCN (if not a Landlord) (individually and collectively called “Secured Party”) a

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security interest in the following described property located at a Leased Property, whether now owned or hereafter acquired by Tenant, Subtenant and Guarantor (the “Collateral”), to secure the payment and performance of the Obligor Group Obligations:
(a)All machinery, furniture, equipment, trade fixtures, appliances, inventory and all other goods (as “equipment”, “inventory” and “goods” are defined for purposes of Article 9) and any leasehold interest of Tenant or any Subtenant in any of the foregoing, including, without limitation, those items which are to become fixtures or which are building supplies and materials to be incorporated into any improvement or fixture.
(b)All accounts related solely to the Leased Property, deposit accounts, general intangibles, instruments, documents, and chattel paper [as such terms are defined for purposes of Article 9] now or hereafter arising.
(c)All franchises, permits, licenses, operating rights, certifications, approvals, consents, authorizations and other general intangibles, including, without limitation, certificates of need, state health care facility licenses, and Medicare and Medicaid provider agreements, to the extent permitted by law, but specifically excluding the “Emeritus” name and any variations thereof or logos or other property, such as domain names and websites, related thereto or operated thereunder.
(d)Unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction, operation or management of any improvements, including, but not limited to, plans, specifications, drawings, blueprints, models, mock‑ups, brochures, flyers, advertising and promotional materials and mailing lists, but specifically excluding proprietary policy and procedures manuals.
(e)All subleases, occupancy agreements, license agreements and concession agreements, written or unwritten, of any nature, now or hereafter entered into, and all right, title and interest of Tenant thereunder, including, without limitation, those certain Subleases dated as of the Effective Date, by and between Tenant, as Sublandlord, and each Subtenant, as Subtenant; and including, without limitation, Tenant’s right, if any, to cash or securities deposited thereunder whether or not the same was deposited to secure performance by the subtenants, occupants, licensees and concessionaires of their obligations thereunder, including the right to receive and collect the rents, revenues, and other charges thereunder.
(f)All ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation.
(g)The products and proceeds of the preceding listed property, including, without limitation, cash and non‑cash proceeds, proceeds of proceeds, and insurance proceeds.
23.2    Additional Documents    . At the request of Landlord, Tenant and each Subtenant shall execute additional security agreements, financing statements, and such other documents as may be requested by Landlord to maintain and perfect such security interest. Tenant and each Subtenant hereby irrevocably appoint Landlord, its successors and assigns, as Tenant’s or

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Subtenant’s attorney‑in‑fact to execute, acknowledge, deliver and file such documents on behalf of Tenant or such Subtenant. This power of attorney is coupled with an interest and is irrevocable. Tenant and each Subtenant authorize Landlord to file financing statements describing the Collateral to perfect and maintain the security interest granted hereunder without the signature or any further authorization of Tenant or any Subtenant.
23.3    Notice of Sale    . With respect to any sale or other disposition of any of the Collateral after the occurrence of an Event of Default, Landlord, Tenant and each Subtenant agree that the giving of five days’ notice by Landlord, sent by overnight delivery, postage prepaid, to Tenant’s or Subtenant’s notice address designating the time and place of any public sale or the time after which any private sale or other intended disposition of such Collateral is to be made, shall be deemed to be reasonable notice thereof and Tenant and each Subtenant waive any other notice with respect thereto.
23.4    Recharacterization    . Landlord and Tenant intend this Lease to be a true lease. However, if despite the parties’ intent, it is determined or adjudged by a court for any reason that this Lease is not a true lease or if this Lease is recharacterized as a financing arrangement, then this Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the Obligor Group Obligations.
ARTICLE 24: MISCELLANEOUS
24.1    Notices    . Landlord, Tenant and Subtenant hereby agree that all notices, demands, requests, and consents (hereinafter “notices”) required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. Notices to any Subtenant should be sent c/o Tenant at Tenant’s address set forth in the introductory paragraph. All notices shall be deemed to be given upon the earlier of actual receipt or three Business Days after mailing, or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.
24.2    Advertisement of Leased Property    . In the event the Tenant fails to exercise its option to renew within the time period set forth in §12.1, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, “for sale” or “for rent” notices or signs.
24.3    Entire Agreement    . This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease. No oral agreements or understandings between Landlord and Tenant shall survive execution of this Lease.

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24.4    Severability    . If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.
24.5    Captions and Headings    . The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
24.6    Governing Law    . This Lease shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters under which the laws of a State in which a respective Facility is located, or under applicable procedural conflicts of laws rules, require the application of laws of such other State, in which case the laws or conflicts of laws rules, as the case may be, of such State shall govern to the extent required.
24.7    Memorandum of Lease    . Tenant shall not record this Lease. Tenant shall, however, have the right to record a memorandum of lease approved by Landlord at Tenant’s option and/or shall be required to do so upon Landlord’s request.
24.8    Waiver    . No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant or Subtenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord’s right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.
24.9    Binding Effect    . This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord, Tenant and Subtenant.
24.10    No Offer    . Landlord’s submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.
24.11    Modification    . This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord’s consent to any change in any modification of the Lease (other than a modification covered by Section 18.2 hereof, which shall be governed by the terms of such section, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such

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request, Tenant shall pay to Landlord a fee in the amount equal to the lesser of Landlord’s actual out‑of‑pocket costs and expenses (including attorneys’ fees) and $2,500.00 (applies only to consent requests after the Closing.
24.12    Landlord’s Modification    . Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable. Landlord shall not do anything in connection with its financing of the Leased Property which would limit the rights granted to Tenant or Subtenant hereunder.
24.13    No Merger    . The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord’s option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.
24.14    Laches    . No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.
24.15    Limitation on Tenant’s Recourse    . Tenant’s sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms “Landlord” and “successor” include the shareholders, venturers, and partners of “Landlord” and “successor” and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant’s right to seek injunctive relief or specific performance.
24.16    Construction of Lease    . This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.
24.17    Counterparts    . This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.
24.18    Landlord’s Consent    . Whenever Landlord’s consent is required under this Lease, such consent shall be in writing and shall not be unreasonably withheld or delayed.
24.19    Custody of Escrow Funds    . Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord’s election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be

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deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.
24.20    Landlord’s Status as a REIT    . Tenant acknowledges that Landlord (or a Landlord Affiliate) has elected and may hereafter elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code.
24.21    Exhibits    . All of the exhibits referenced in this Lease are attached hereto and incorporated herein.
24.22    WAIVER OF JURY TRIAL    . LANDLORD, TENANT AND SUBTENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT AND SUBTENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.
24.23    CONSENT TO JURISDICTION    . TENANT AND SUBTENANT HEREBY IRREVOCABLY SUBMIT AND CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH A FACILITY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE TERM SHEET; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT OR SUBTENANT IN CONNECTION WITH THIS LEASE. TENANT AND SUBTENANT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT TENANT AND SUBTENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AND SUBTENANT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
TENANT AND SUBTENANT AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE TERM SHEET, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO UNLESS SUCH COURT LACKS IN PERSONAM OR SUBJECT MATTER JURISDICTION IN WHICH CASE TENANT AND SUBTENANT SHALL HAVE THE RIGHT TO INSTITUTE SUCH ACTION OR PROCEEDING BEFORE ANY COURT HAVING SUCH JURISDICTION.

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TENANT AND SUBTENANT HEREBY CONSENT TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT, SUBTENANT OR THE PROPERTY OF TENANT OR SUBTENANT IN THE COURTS OF ANY OTHER JURISDICTION.
24.24    Attorney’s Fees and Expenses    . Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord’s rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [a] reasonable attorney’s and paralegal’s fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees and expenses incurred by Landlord in connection with any litigation or other proceeding; provided, however, Landlord’s internal bookkeeping and routine lease servicing costs are not payable by Tenant.
24.25    Survival    . The following provisions shall survive termination of the Lease: Article 8 (Defaults and Remedies); Article 9 (Damage and Destruction); Article 10 (Condemnation); §15.3.6 (Confidentiality); §15.9 (Transfer of License and Facility Operations); §15.10 (Bed Operating Rights); §18.2 (Assignment or Sublease); Article 19 (Holdover and Surrender); Article 23 (Security Interest) and §24.25 (Survival).
24.26    Time    . Time is of the essence in the performance of this Lease.
24.27    Subtenant. Each Subtenant has joined in the execution of this Lease to acknowledge that it is subject to and bound by the terms of the Lease applicable to such Subtenant, including, without limitation, the grant of a security interest under Article 23.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged in the presence of: Signature /s/ Jaclyn R. Gawrych Print Name Jacklyn R. Gawrych Signature /s/ Donna J. Lunsford Print Name Donna J. Lunsford
HEALTH CARE REIT, INC.

By:   /s/ Erin C. Ibele_______________
   Erin C. Ibele, Senior Vice President - Administration and Corporate Secretary
(Signing only for purposes of accepting § 1.5 Appointment of Agency)

Signature /s/ Jaclyn R. Gawrych Print Name Jacklyn R. Gawrych Signature /s/ Donna J. Lunford Print Name Donna J. Lunsford_	THE LANDLORD ENTITIES LISTED ON EXHIBIT I By: MG Landlord, LLC, its Sole Member By: /s/ Michael A. Crabtree______ Michael A. Crabtree, Secretary and Treasurer

Signature /s/ Susannah Lynn___ Print Name Susannah Lynn____ Signature /s/ Keri Guthridge___ Print Name Keri Guthridge____	EMERITUS CORPORATION, a Washington corporation By: /s/ Eric Mendelsohn__________ Name: Eric Mendelsohn Title: Senior VP Corporate Development Tax I.D. No.: 91-1605454

SLK_TOL: #2075847    S-1    Emeritus Master Lease #7

STATE OF OHIO )
   ) SS:
COUNTY OF LUCAS )

      The foregoing instrument was acknowledged before me this 28th day of August, 2013 by Erin C. Ibele, Senior Vice President - Administration and Corporate Secretary of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.

                                                                                                      /s/ Jacyln R. Gawrich
                                                                                                   Notary Public

My Commission Expires: June 8, 2016     [SEAL]

STATE OF OHIO )
   ) SS:
COUNTY OF LUCAS )

      The foregoing instrument was acknowledged before me this 28th day of August, 2013 by Michael A. Crabtree, Secretary and Treasurer of MG Landlord, LLC, the Sole Member of the landlords listed on Exhibit I, each a limited liability company organized under the laws of the State of its organization as set forth on Exhibit I hereto, on behalf of each limited liability company.

                                                                                                   /s/ Jaclyn R. Gawrich
                                                                                                 Notary Public

My Commission Expires: June 8, 2016     [SEAL]

STATE OF WASHINGTON )
                                                ) SS:
COUNTY OF KING )

      The foregoing instrument was acknowledged before me this 28th day of August, 2013 by Eric Mendelsohn, the Senior VP Corporate Development of Emeritus Corporation, a Washington corporation, on behalf of the corporation.

                                                                                                  /s/ Shanda M. London
   Notary Public

My Commission Expires: 3-19-17                                                                        [SEAL]

SLK_TOL: #2075847    S-2    Emeritus Master Lease #7

THIS INSTRUMENT PREPARED BY:

Kathleen A. Kress, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43604‑5573

SLK_TOL: #2075847    S-3    Emeritus Master Lease #7

SCHEDULE 1: RENT SCHEDULE

[See Attached]

SLK_TOL: #2075847v4

EMERITUS CORPORATIONFANNIE LEASE II
HEALTH CARE REIT, INC.
						FINAL
INITIAL TERM COMMENCEMENT DATE					9/1/2013
INITIAL TERM					15 Yrs
INITIAL TERM EXPIRATION DATE					8/31/2028

INCREASER DEFINITION:			Base rent will increase by the greater of [i] CPI and [ii] 4.0% on the first anniversary of closing, 3.25% on the second anniversary of closing and every year thereafter.

NEXT INCREASE					9/1/2014

						ADDITIONAL
					MONTHLY	MONTHLY	TOTAL	ANNUAL
LEASE	DATES		ACTUAL	INCREASER	RENT	RENT	MONTHLY	RENT
YEAR	FROM	TO	CPI	(BPJ	AMOUNT	AMOUNT	RENT	AMOUNT

1	9/1/2013	8/31/2014	NA	N/A	214,340.51	NA	214,340.51	2,572,086.12
2	9/1/2014	8/31/2015	TBD	4.00%	222,914.13	NA	222,914.13	2,674,969.56
3	9/1/2015	8/31/2016	TBD	3.25%	230,158.84	TBD	230,158.84	2,761,906.08
4	9/1/2016	5/31/2017	TBD	3.25%	237,639.00	TBD	237,639.00	2,851,668.02
5	9/1/2017	8/31/2018	TBD	3.25%	245,362.27	TBD	245,362.27	2,944,347.23
6	9/1/2018	8/31/2019	TBD	3.25%	253,336.54	TBD	253,336.54	3,040,038.52
7	9/1/2019	8/31/2020	TBD	3.25%	261,569.98	TBD	261,569.98	3,138,839.77
8	9/1/2020	8/31/2021	TBD	3.25%	270,071.01	TBD	270,071.01	3,240,852.06
9	9/1/2021	8/31/2022	TBD	3.25%	278,848.31	TBD	278,848.31	3,346,179.76
10	9/1/2022	8/31/2023	TBD	3.25%	287,910.88	TBD	287,910.88	3,454,930.60
11	9/1/2023	8/31/2024	TBD	3.25%	297,267.99	TBD	297,267.99	3,567,215.84
12	9/1/2024	8/31/2025	TBD	3.25%	306,929.20	TBD	306,929.20	3,683,150.36
13	9/1/2025	8/31/2026	TBD	3.25%	316,904.40	TBD	316,904.40	3,802,852.74
14	9/1/2026	8/31/2027	TBD	3.25%	327,203.79	TBD	327,203.79	3,926,445.46
15	9/1/2027	8/31/2028	TBD	3.25%	337,837.91	TBD	337,837.91	4,054,054.93

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EXHIBIT A: LEGAL DESCRIPTIONS
CONSISTING OF EXHIBIT A‑1

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EXHIBIT A: LEGAL DESCRIPTIONS

CONSISTING OF EXHIBIT A-1

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EXHIBIT A-1: LEGAL DESCRIPTION

Facility Name: Emeritus at Queen Anne, Seattle, WA

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF KING, STATE OF WASHINGTON, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 1 THROUGH 8, INCLUSIVE, IN BLOCK 34 OF MERCER’S 2ND ADDITION TO NORTH SEATTLE, AS PER PLAT RECORDED IN VOLUME 2 OF PLATS, PAGE 7, RECORDS OF KING COUNTY AUDITOR;

TOGETHER WITH THAT PORTION OF VACATED ALOHA STREET ADJOINING ON THE NORTH, AS VACATED BY ORDINANCE NO. 7448, WHICH ATTACHED THERETO BY OPERATION OF LAW;

TOGETHER WITH THAT PORTION OF VACATED ALLEY STREET ADJOINING ON THE SOUTH, AS VACATED BY ORDINANCE NO. 40320, WHICH ATTACHED THERETO BY OPERATION OF LAW;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL B:

LOTS 5, 6, 7 AND 8 IN BLOCK 39 OF MERCER’S 2ND ADDITION TO NORTH SEATTLE, AS PER PLAT RECORDED IN VOLUME 2 OF PLATS, PAGE 7, RECORDS OF KING COUNTY AUDITOR;

TOGETHER WITH THAT PORTION OF VACATED ALOHA STREET ADJOINING; AND TOGETHER WITH THAT PORTION OF VACATED VALLEY STREET ADJOINING; EXCEPT THE EAST 8 FEET OF SAID LOTS 5, 6, 7 AND 8, FOR ALLEY PURPOSES;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

APN: 545780-1250, 545780-1535, 545780-1520, 545780-1540, 545780-1545

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EXHIBIT B: PERMITTED EXCEPTIONS
CONSISTING OF EXHIBIT B‑1
[*TO FOLLOW ON EFFECTIVE DATE*]

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EXHIBIT C: FACILITY INFORMATION

Facility Name Subtenant	Street Address County	Facility Type Total Units/Licensed Beds
Emeritus at Queen Anne* (“Seattle Queen Anne Facility”) N/A Encumbered Facility	800 & 805 4th Ave. North Seattle, Washington 98109 King County,	IL and AL facility 194 total units 70 licensed AL beds

* These Facility names shall become official only once licenses are issued for these Facilities in the applicable names.

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EXHIBIT D: INTERIM OPERATING AGREEMENTS

Facility	Governmental Entity
Seattle Queen Anne Facility	Washington Department of Social and Health Services

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EXHIBIT H: FACILITY LOAN DOCUMENTS

Facility	BALANCE JULY 31, 2013	Lender
Seattle Queen Anne Facility	27,180,000.00	Fannie Mae (PNC)
Seattle Queen Anne Facility (LIBOR)	1,435,000.00	Fannie Mae (PNC)

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EXHIBIT I: LANDLORD ENTITIES

Facility	Landlord Entity	Type of Entity	State of Organization
Seattle Queen Anne Facility	MGP 42, LLC	Limited liability company	Delaware

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EXHIBIT J: WIRE TRANSFER INSTRUCTIONS
MG LANDLORD, LLC
WIRE TRANSFER INSTRUCTIONS

Bank:	KeyBank Cleveland, Ohio

ABA Number:	41001039

Account Name:	MG Landlord, LLC

Account Number:	359681293700

Notify:	Michael A. Crabtree

Phone:	(419) 247‑2800

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[ATTACH DOCUMENTATION REGARDING
USE OF PROCEEDS IF REQUIRED]

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EXHIBIT N:    REVENUE RENT EXAMPLE

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